CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***]

EXCLUSIVE LICENSE AGREEMENT

by and between

OPKO Health, Inc.

and

CAMP4 Therapeutics Corporation
entered into as of

July 6, 2021

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TABLE OF CONTENTS
Page
ARTICLE 1 DEFINITIONS    1
ARTICLE 2 LICENSES    11
2.1    Licenses    11
2.2    New Applications.    11
2.3    Non-Compete    12
ARTICLE 3 LICENSED PRODUCT DEVELOPMENT    12
3.1    Overview    12
3.2    Development Diligence and Responsibilities    12
3.3    Technology Exchange and Use    12
3.4    Development    13
ARTICLE 4 MANUFACTURING AND SUPPLY    13
4.1    Manufacturing    13
ARTICLE 5 REGULATORY MATTERS    13
5.1    Regulatory Responsibilities    13
5.2    Cooperation    13
5.3    Notification of Threatened Action    13
ARTICLE 6 COMMERCIALIZATION    14
6.1    Commercialization Diligence    14
6.2    Responsibility for Commercialization in the Territory    14
6.3    Commercialization Updates    14
ARTICLE 7 COMPENSATION    14
7.1    Upfront Consideration    14
7.2    Equity Consideration.    14
7.3    Annual License Fee    14
7.4    Milestone Payments    15
7.5    Royalty Payments    16
7.6    Royalty Payment Adjustments    16
7.7    Upfront Payment Share    17
7.8    Foreign Exchange    17
7.9    Payment Method; Late Payments    17
7.10    Records    18
7.11    Audits    18
7.12    Taxes    18
7.13    No Joint Venture    19
ARTICLE 8 INTELLECTUAL PROPERTY MATTERS    19
8.1    Ownership of Existing Know-How and Patent Rights    19
8.2    Ownership of Sole Inventions    19
8.3    Inventorship    19
8.4    Prosecution of Patent Rights    19
8.5    Patent Right and Know-How Enforcement in the Territory    20
8.6    Third Party Claim    21
8.7    Trademarks    21
ARTICLE 9 REPRESENTATIONS AND WARRANTIES; COVENANTS    21
9.1    Mutual Representations and Warranties    21
9.2    Additional Representations and Warranties of CAMP4    22
9.3    Additional Representations and Warranties of OPKO    22
9.4    Covenants    24
9.5    No Other Representations or Warranties    25
ARTICLE 10 INDEMNIFICATION    25
10.1    Indemnification by OPKO    25
10.2    Indemnification by CAMP4    25
10.3    Indemnification Procedures    25
10.4    Limitation of Liability    26
10.5    Insurance    26
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ARTICLE 11 CONFIDENTIALITY    26
11.1    Confidentiality    26
11.2    Secrecy of OPKO Know-How    27
11.3    Residual Knowledge    27
11.4    Technical Publication    27
11.5    Publicity; Terms of Agreement    27
11.6    Prior Confidentiality Agreements    28
11.7    Unauthorized Use    28
ARTICLE 12 TERM AND TERMINATION    28
12.1    Term    28
12.2    Termination for Convenience by CAMP4    28
12.3    Termination for Breach    28
12.4    Effect of Expiration or Termination    29
12.5    Rights in Bankruptcy    30
12.6    Survival    31
ARTICLE 13 DISPUTE RESOLUTION    32
13.1    Referral of Disputes to Parties Executive Officers    32
13.2    Litigation.    32
13.3    Equitable Relief    32
13.4    Governing Law    32
13.5    Waiver of Jury Trial    32
13.6    Patent Right and Trademark Disputes    32
ARTICLE 14 MISCELLANEOUS    33
14.1    Entire Agreement; Amendment    33
14.2    Force Majeure    33
14.3    Notices    33
14.4    No Strict Construction; Interpretation; Headings    34
14.5    Assignment    34
14.6    Performance by Affiliates    34
14.7    Further Assurances and Actions    34
14.8    No Third Party Beneficiaries    34
14.9    Severability    35
14.10    No Waiver    35
14.11    Relationship of the Parties    35
14.12    English Language    35
14.13    Expenses    35
14.14    Acknowledgments and Representations    35
14.15    Counterparts    35

Exhibits and Schedules
Schedule 1.54        Licensed Compounds
Schedule 1.66        OPKO Patent Rights
Schedule 3.3        Technology Transfer Plan
Schedule 7.2        Form of Subscription Agreement
Schedule 9.3        OPKO Disclosures
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EXCLUSIVE LICENSE AGREEMENT
This Exclusive License Agreement (this “Agreement”) is entered into as of June 30, 2021 (the “Effective Date”) by and among OPKO Health, Inc., a company organized under the laws of Delaware, having a place of business at 4400 Biscayne Blvd. Miami, FL 33137 (“OPKO”), and CAMP4 Therapeutics Corporation, a corporation organized under the laws of Delaware, having a place of business at One Kendall Square Building 1400 West, 3rd Floor, Cambridge, MA 02139 (“CAMP4”). OPKO and CAMP4 are sometimes referred to individually as a “Party” and collectively as the “Parties.” Except as otherwise indicated, capitalized terms used herein will have the meanings set forth in ARTICLE 1.
RECITALS
Whereas, OPKO owns or Controls the OPKO Technology, and has the right to Exploit the Licensed Products in the Territory; and
Whereas, CAMP4 desires to obtain from OPKO, and OPKO desires to grant to CAMP4, certain licenses to Exploit the Licensed Compounds and Licensed Products in the Field in the Territory pursuant to the terms and conditions set forth in this Agreement.
Now, Therefore, the Parties hereby agree as follows:
ARTICLE 1
DEFINITIONS
1.01    “Affiliate” means, with respect to either Party, any Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Party, for so long as such control exists; for purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (b) the ownership, directly or indirectly, of more than 50% of the voting securities or other ownership interest of a Person (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).
1.02    “Amount” has the meaning set forth in Section 7.12(b) (Tax Withholding).
1.03    “AOP” has the meaning set forth in Section 14.11 (Relationship of the Parties).
1.04    “Bankruptcy Code” means, as applicable, the U.S. Bankruptcy Code (in the United States of America), as amended from time to time, and the rules and regulations and guidelines promulgated thereunder, or any applicable bankruptcy laws of any other country or competent Governmental Authority, as amended from time to time, and the rules and regulations and guidelines promulgated thereunder.
1.05    “Breaching Party” has the meaning set forth in Section 12.3 (Termination for Breach).
1.06    “Business Day” means any day other than a day on which the commercial banks in Boston, Massachusetts or Miami, Florida are authorized or required to be closed.
1.07    “Calendar Quarter” means each successive period of three calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term commences on the Effective Date and ends

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on the day immediately before the first to occur of January 1, April 1, July 1, or October 1 after the Effective Date, and the last Calendar Quarter ends on the last day of the Term.
1.08    “Calendar Year” means each successive period of 12 calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term commences on the Effective Date and ends on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term commences on January 1 of the year in which the Term ends and ends on the last day of the Term.
1.09    “CAMP4” has the meaning set forth in the preamble hereto.
1.10    “CAMP4 Indemnitees” has the meaning set forth in Section 10.1 (Indemnification by OPKO).
1.11    “Change of Control” means, with respect to either Party, (a) a merger, consolidation, share exchange or other similar transaction involving such Party and any Third Party which results in the holders of the outstanding voting securities of such Party, or any Affiliate that controls such Party directly or indirectly, immediately before such merger, consolidation, share exchange or other similar transaction, ceasing to hold more than 50% of the combined voting power of the surviving or continuing entity or the ultimate parent entity of such surviving or continuing entity immediately after such merger, consolidation, share exchange or other similar transaction, (b) the acquisition by a Third Party, or a group of Third Parties acting in concert, of more than 50% of the outstanding voting equity securities of such Party or any Affiliate that controls such Party directly or indirectly immediately before such acquisition other than pursuant to a bona fide financing transaction, or (c) the sale, exclusive license, or other transfer to a Third Party of all or substantially all of such Party’s assets or business or all of such Party’s assets or business to which this Agreement relates. For the purpose of this definition of “Change of Control,” (i) the term “group” includes any group acting for the purpose of acquiring, holding, or disposing of securities within the meaning of the relevant laws of the jurisdiction of the relevant Party (e.g., with respect to the U.S., Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and Rule 13d-5(b)(1) under said Act, as amended) and (ii) the foregoing clauses do not include any sale or transfer solely to an Affiliate of the applicable Party.
1.12    “Claims” has the meaning set forth in Section 10.1 (Indemnification by CAMP4).
1.13    “Clinical Trial” means any study conducted in humans (healthy volunteers or patients) according to a set protocol and meeting the requirements of GCP.
1.14    “CMC” means the chemistry, Manufacturing, and controls of Licensed Product.
1.15    “Combination Product” means a Royalty Bearing Product that is (a) sold in the form of a combination that contains a Licensed Compound together with one or more other therapeutically active pharmaceutical agents (whether coformulated or copackaged or otherwise sold for a single price), (b) sold for a single invoice price together with any (i) delivery device or component therefor, (ii) companion diagnostic related to any Licensed Compound, or (iii) process, service, or therapy other than a Licensed Compound (such additional therapeutically active pharmaceutical agent and each of (i) – (iii), an “Other Component”), or (c) defined as a “combination product” by the FDA pursuant to 21 C.F.R. §3.2(e) or its foreign equivalent.
1.16    “Commercialization,” “Commercialize,” or “Commercializing” means, with respect to any product, any and all activities directed to marketing, advertising, promoting, distributing, importing, exporting, using, offering to sell, and selling or otherwise commercializing such product, including: pre-launch activities to prepare a market for potential sales; modeling and pharmaco-economic studies, epidemiological studies; government affairs, and public policy activities; patient services, patient advocacy engagement; and activities related to pricing and reimbursement,

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including seeking and maintaining any required pricing and reimbursement approvals; but excluding, in each case, any activities directed to Manufacturing or Development. “Commercialized” will be construed accordingly.
1.17    “Commercially Reasonable Efforts” means, with respect to CAMP4’s obligations or tasks under this Agreement, the performance of such obligations or tasks undertaken in good faith, using a level of effort consistent with the level of effort that [***] as a Licensed Product at a [***], taking into account [***] (including likelihood and duration thereof), [***] (taking into account [***] under this Agreement), and all other relevant factors. Commercially Reasonable Efforts will be determined on a country-by-country basis for the applicable Licensed Product, and it is anticipated that the level of effort will change over time, reflecting changes in the status of such Licensed Product and the market or country involved. OPKO expressly understands and accepts that [***], and that [***]. With respect to any efforts to Commercialize a Licensed Product, CAMP4 agrees that it would not have made Commercially Reasonable Efforts to Commercialize a Licensed Product if it reduced its efforts deliberately to avoid or postpone reaching any milestone payment set forth herein set forth in.
1.18    “Companion Diagnostic” means a diagnostic product or method used in combination with a Licensed Compound or Licensed Product and in connection with a specific patient or group of patients.
1.18    [***] has the meaning set forth in Section 2.3.
1.19    “Competitive Infringement” has the meaning set forth in Section 8.5(b).
1.20    “Competitive Product” means any pharmaceutical product that is (a) intended for the prevention or treatment of Dravet syndrome for which the [***] or (b) intended for the prevention or treatment of a non-Dravet indication or use for which the [***]; provided that any [***].
1.21    “Confidential Information” means (a) with respect to each Party, all Know-How or other information, including proprietary information and materials (whether or not patentable) regarding or embodying such Party’s technology, products, business information or objectives, that is communicated by or on behalf of the disclosing Party to the receiving Party or its permitted recipients, including information disclosed prior to the Effective Date pursuant to the Confidentiality Agreement; provided that, all such information that solely relates to any Licensed Compound or Licensed Product shall be deemed the Confidential Information of CAMP4, regardless of which Party is the disclosing Party of such information, and (b) the terms of this Agreement, for which both Parties shall be deemed to be the receiving Party; provided that Confidential Information will not include information that:
(a)    is published by a Third Party or otherwise is or hereafter becomes part of the public domain by public use, publication, general knowledge, or the like through no breach of this Agreement on the part of the receiving Party;
(b)    is in the receiving Party’s possession prior to disclosure by the disclosing Party hereunder, and not through a prior disclosure by the disclosing Party, without any obligation of confidentiality with respect to such information;
(c)    is subsequently received by the receiving Party from a Third Party who is not known by the receiving Party to be under an obligation of confidentiality to the disclosing Party under any agreement between such Third Party and the disclosing Party; or
(d)    is independently developed by or for the receiving Party without reference to, or use or disclosure of, the disclosing Party’s Confidential Information.

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1.22    “Contingent Shares” has the meaning set forth in Section 7.2 (Equity Consideration).
1.23    “Control” or “Controlled” means the possession by a Party (whether by ownership, license, or otherwise other than pursuant to this Agreement) of, (a) with respect to any tangible Know-How, the legal authority or right to physical possession of such tangible Know-How, with the right to provide such tangible Know-How to the other Party on the terms set forth herein, or (b) with respect to Patent Rights, Regulatory Approvals, Regulatory Materials, intangible Know-How, or other intellectual property, the legal authority or right to grant a license, sublicense, access, or right to use (as applicable) to the other Party under such Patent Rights, Regulatory Approvals, Regulatory Materials, intangible Know-How, or other intellectual property on the terms set forth herein, in each case ((a) and (b)), without breaching or otherwise violating the terms of any arrangement or agreement with a Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use, licenses, or sublicense.
1.24    “Cover(ed)” means, when used to refer to the relationship between a particular Patent Right and particular subject matter, that the manufacture, use, sale, offer for sale, or importation of such subject matter would fall within the scope of one or more claims in, or is otherwise claimed by, such Patent Right.
1.25    “Default Notice” has the meaning set forth in Section 12.3(a) (Notice).
1.26    “Develop” or “Development” means, with respect to any product, any and all activities that relate to obtaining, maintaining or expanding Regulatory Approval of such product, including any and all activities related to the design, research, discovery, generation, identification, profiling, characterization, preclinical development, or nonclinical studies of such product, CMC activities, clinical drug development activities conducted before or after obtaining Regulatory Approval for such product that are reasonably related to or leading to the development, preparation, or submission of data and information to a Regulatory Authority for the purpose of obtaining, supporting, expanding or maintaining Regulatory Approval of such product, together with all activities related to pharmacokinetic profiling, design and conduct of Clinical Trials of such product, pharmacovigilance activities, adverse event reporting, and regulatory affairs, statistical analysis, report writing and the creation and submission of Regulatory Materials related to the foregoing (including the services of outside advisors and consultants in connection therewith); but excluding, in each case, any activities directed to Commercialization or Manufacturing. “Developing” and “Developed” will be construed accordingly.
1.27    “Development Milestone Event” has the meaning set forth in Section 7.4(a) (Development Milestone Payments).
1.28    “Development Milestone Payment” has the meaning set forth in Section 7.4(a) (Development Milestone Payments).
1.29    “Dispute” has the meaning set forth in Section 13.1 (Referral of Disputes to Parties Executive Officers).
1.30    “Dollars” or “$” means U.S. dollars.
1.31    “Dravet Product” means any Licensed Product comprising or containing OPK88001.
1.32    “Effective Date” has the meaning set forth in the preamble hereto.
1.33    “EMA” means the European Medicines Agency or any successor entity.
1.34    “Equity Consideration” has the meaning set forth in Section 7.2 (Equity Consideration).

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1.35    “Exclusive Field” means all human pharmaceutical, prophylactic, and therapeutic uses.
1.36    “Executive Officers” has the meaning set forth in Section 12.3(b) (Process for Disputes).
1.37    “Exploit” means to make, have made, import, export, distribute, use, have used, sell, have sold, or offer for sale, Develop, Manufacture, Commercialize, register, modify, enhance, improve, or otherwise exploit. “Exploitation” and “Exploiting” will be construed accordingly.
1.38    “FD&C Act” means the U.S. Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).
1.39    “FDA” means the U.S. Food and Drug Administration or any successor entity.
1.40    “Field” means the Exclusive Field and the Non-Exclusive Field.
1.41    “First Commercial Sale” means, with respect to a Royalty Bearing Product and a country in the Territory, the first sale of such Royalty Bearing Product by CAMP4 or its Affiliate or Sublicensee for monetary value to a Third Party in such country after receipt of Regulatory Approval for such Royalty Bearing Product has been obtained in such country and where the sale results in a recordable Net Sale. First Commercial Sale excludes transfers of Royalty Bearing Product to Third Parties as bona fide samples, as donations, for the performance of Clinical Trials, or for any expanded access program, any compassionate sales or use program (including named patient program or single patient program), or any indigent program.
1.42    “GAAP” means U.S. generally accepted accounting principles.
1.43    “Generic Product” means, with respect to a Royalty Bearing Product, any pharmaceutical product that (a) is an AB rated generic equivalent of the Royalty Bearing Product, (b) is approved by the Regulatory Authority in the Field in reliance, in whole or in part, on a prior Regulatory Approval of such Royalty Bearing Product, or (c) contains the same active ingredient as the applicable Royalty Bearing Product, including any fixed-dose combination Royalty Bearing Product and in the same dosage form as the applicable Royalty Bearing Product.
1.44    “Governmental Authority” means any multi-national, federal, state, local, municipal, provincial, or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court, arbiter, or other tribunal).
1.45    “ICH” means the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.
1.46    [***]
1.47    “IND” means any Investigational New Drug application filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations or a similar application or submission for a product filed with a Regulatory Authority in a country or group of countries, including a CTA filed with the EMA.
1.48    “Indemnified Party” has the meaning set forth in Section 10.3 (Indemnification Procedures).
1.49    “Indemnifying Party” has the meaning set forth in Section 10.3 (Indemnification Procedures).

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1.50    “Initial Shares” has the meaning set forth in Section 7.2 (Equity Consideration).
1.51    “Initiation” means the first dosing of a third patient in a Clinical Trial.
1.52    “Know-How” means any (a) proprietary information or materials, including records, improvements, modifications, techniques, assays, processes, methods, utilities, formulations, compositions of matter, articles of manufacture, materials (including chemical or biological materials), creation, discovery or finding, designs, protocols, formulas, data (including physical data, chemical data, toxicology data, animal data, raw data, clinical data, and analytical and quality control data), dosage regimens, control assays, product specifications, marketing, pricing and distribution costs, algorithms, technology, forecasts, profiles, strategies, plans, results in any form whatsoever, know-how, and trade secrets (in each case, whether or not patentable, copyrightable, or otherwise protectable), and (b) any physical embodiments of any of the foregoing.
1.53    “Laws” means all laws, statutes, rules, codes, regulations, orders, decrees, judgments or ordinances of any Governmental Authority, or any license, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.
1.54    “Licensed Compounds” means all oligonucleotides, including OPK88001, together with any derivative or modification thereof [***]. The Licensed Compounds existing as of the Effective Date are set forth in Schedule
1.54 (Licensed Compounds) hereto.

1.55    “Licensed Product” means any pharmaceutical product comprising or containing a Licensed Compound, alone or in combination with one or more other active ingredients, in any and all forms, in current and future formulations, dosage forms and strengths, and delivery modes. All Licensed Products comprising or containing the same Licensed Compound will be considered the same Licensed Product under this Agreement.
1.56    “Manufacturing” or “Manufacture” means, with respect to any product (including active pharmaceutical ingredient and other material contained therein), any and all activities related to the manufacture of such product, including qualification, validation and scale-up, pre-clinical, clinical and commercial manufacture, packaging, labeling, filling, finishing, assembly, processing, in-process and finished product testing, release of such product or any component or ingredient thereof, quality assurance, quality control and audit activities related to manufacturing, testing and release of such product, ongoing stability tests, storage, shipping, supply or storage of such product (or any components or process steps involving such product or any companion diagnostic), placebo or comparator agent, as the case may be, product characterization, technical support activities, and regulatory activities related to any of the foregoing, but excluding any activities directed to Development or Commercialization of such product.
1.57    “Net Sales” means, with respect to any Royalty Bearing Product, the gross amount invoiced for Royalty Bearing Products sold by CAMP4 or its Affiliates or Sublicensees to Third Parties, less the following deductions, to the extent actually taken, from such gross amounts:
(a)    credits, price adjustments, or allowances for damaged products, and returns or rejections of such Royalty Bearing Product;
(b)    trade, cash, and quantity discounts, allowances and credits (other than price discounts granted at the time of invoicing that have already been included in the gross amount invoiced);
(c)    chargeback payments and rebates (or the equivalent thereof), retroactive or otherwise, granted to group purchasing organizations, managed health care organizations, health maintenance

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organizations, any other providers of health insurance coverage or to federal, state/provincial, local and other governments, including their agencies, or to trade customers;
(d)    any invoiced freight, postage, shipping, insurance, and other transportation charges, as well as any fees for services provided by wholesalers and warehousing chains related to the distribution of such Royalty Bearing Product;
(e)    sales, value-added (to the extent not refundable in accordance with applicable Law), and excise taxes, tariffs, and duties, and other taxes directly related to the sale (but not including taxes assessed against the income derived from such sale);
(f)    the portion of administrative fees paid during the relevant time period to group purchasing organizations, pharmaceutical benefit managers, or Medicare Prescription Drug Plans relating to such Royalty Bearing Product;
(g)    any invoiced amounts from a prior period that are not collected and are written off by CAMP4 or its Affiliates, including bad debts, which amounts shall be capped at [***] of Net Sales in a particular country in each Calendar Year;
(h)    that portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended) and reasonably allocable to sales of the Royalty Bearing Products; and
(i)    any other similar and customary deductions that are consistent with GAAP.
For purposes of calculating Net Sales, all Net Sales will be converted into Dollars in accordance with Section 7.8 (Foreign Exchange).
For this definition:
(A)     the transfer of Royalty Bearing Product by or among CAMP4, its Affiliates or Sublicensees is not considered a sale unless any such Affiliate or Sublicensee is the end user of such Royalty Bearing Product; and
(B)    Net Sales will not include dispositions transfers of Royalty Bearing Product to Third Parties as bona fide samples, as donations, for the performance of Clinical Trials, or for any expanded access program, any compassionate sales or use program (including named patient program or single patient program), or any indigent program.
If, with respect to a Combination Product, CAMP4 or its Affiliate or Sublicensee separately sells in such country or other jurisdiction, (A) a product containing as its sole active ingredient a Licensed Compound contained in such Combination Product (the “Mono Product”) and (B) products containing Other Components (which Other Components must show synergistic benefit to OPK88001) in such Combination Product, then the Net Sales attributable to such Combination Product will be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B) where: “A” is CAMP4’s (or its Affiliate’s or Sublicensee’s, as applicable) average Net Sales price during the period to which the Net Sales calculation applies for the Mono Product in such country or other jurisdiction and “B” is CAMP4’s (or its Affiliate’s or Sublicensee’s, as applicable) average Net Sales price during the period to which the Net Sales calculation applies in such country or other jurisdiction, for the Other Components in such Combination Product.

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If, with respect to a Combination Product, CAMP4 or its Affiliate or Sublicensee separately sells in such country or other jurisdiction the Mono Product, but does not separately sell in such country or other jurisdiction the Other Components in such Combination Product, then the Net Sales attributable to such Combination Product will be calculated by multiplying the Net Sales of such Combination Product by the fraction A/C where: “A” is CAMP4’s (or its Affiliate’s or Sublicensee’s, as applicable) average Net Sales price during the period to which the Net Sales calculation applies for the Mono Product in such country or other jurisdiction, and “C” is CAMP4’s (or its Affiliate’s or Sublicensee’s, as applicable) average Net Sales price in such country or other jurisdiction during the period to which the Net Sales calculation applies for such Combination Product.
If, with respect to a Combination Product, CAMP4 and its Affiliates and Sublicensees do not separately sell in such country or other jurisdiction the Mono Product, but do separately sell the Other Components contained in such Combination Product, then the Net Sales attributable to such Combination Product will be calculated by multiplying the Net Sales of such Combination Product by the fraction (C-B)/C where: “C” is CAMP4’s (or its Affiliate’s or Sublicensee’s, as applicable) average Net Sales price in such country or other jurisdiction during the period to which the Net Sales calculation applies for such Combination Product and “B” is CAMP4’s (or its Affiliate’s or Sublicensee’s, as applicable) average Net Sales price during the period to which the Net Sales calculation applies in such country or other jurisdiction for the Other Components in such Combination Product.
If, with respect to a Combination Product, CAMP4 and its Affiliates and Sublicensees do not separately sell in such country or other jurisdiction any of the Mono Product or the Other Components in such Combination Product, then the Net Sales attributable to such Combination Product will be determined by CAMP4 in good faith based on the relative fair market value of such Mono Product and such Other Components.
1.58    “New Application” has the meaning set forth in Section 2.2(a) (New Applications).
1.59    “Non-Breaching Party” has the meaning set forth in Section 12.3 (Termination for Breach).
1.60    “Non-Dravet Product” means any Licensed Product other than a Dravet Product or an [***].
1.61    “Non-Exclusive Field” means [***].
1.62    “OPK88001” means the molecule Developed by OPKO for the treatment of Dravet syndrome and further described on Schedule 1.54 (Licensed Compounds) hereto.
1.63    “OPKO” has the meaning set forth in the preamble hereto.
1.64    “OPKO Indemnitees” has the meaning set forth in Section 10.2 (Indemnification by CAMP4).
1.65    “OPKO Know-How” means all Know-How owned or Controlled by OPKO or any of its Affiliates on the Effective Date or at any time during the Term, in each case, that is necessary or reasonably useful to Exploit the Licensed Compounds or any Licensed Product in the Territory in the Field. Notwithstanding the foregoing, OPKO Know-How excludes any Know-How owned or Controlled by OPKO or any of its Affiliates on the Effective Date or at any time during the Term that specifically relates to any diagnostic product Exploited or intended to be Exploited by OPKO or any of its Affiliates in the Non-Exclusive Field during the Term.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***]
1.66    “OPKO Patent Right” means any Patent Right owned or Controlled by OPKO or any of its Affiliates on the Effective Date or at any time during the Term that is necessary or reasonably useful to [***]. The OPKO Patent Rights existing as of the Effective Date are set forth in Schedule 1.66 (OPKO Patent Rights) hereto (provided that, [***]. Notwithstanding the foregoing, OPKO Patent Rights exclude [***].
1.67    “OPKO Technology” means OPKO’s interest in the OPKO Patent Rights and OPKO Know-How.
1.68    “Other Component” has the meaning set forth in Section 1.15 (Combination Product).
1.69    [***]
1.70    “Other Products” means any [***] or Non-Dravet Product.
1.71    “Owned Patent Rights” has the meaning set forth in Section 9.3(a) (OPKO Patent Rights Title; Encumbrances).
1.72    “Patent Rights” means any and all (a) patents, (b) patent applications, including all provisional and non-provisional applications, patent cooperation treaty (PCT) applications, substitutions, continuations, continuations-in-part, divisions and renewals, and all patent rights granted thereon, (c) all patents-of-addition, reissues, re-examinations and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates, patent term extensions, and equivalents thereof, (d) inventor’s certificates, letters patent, or (e) any other substantially equivalent form of government issued right substantially similar to any of the foregoing described in subsections (a) through (e) above, anywhere in the world.
1.73    “Person” means an individual, a corporation, a partnership, an association, a trust, or other entity or organization, including a Governmental Authority.
1.74    “Phase 1 Clinical Trial” means a Clinical Trial of a product in human subjects that provides for the first introduction into humans of a product and that is conducted in healthy volunteers or patients to obtain information on product safety, tolerability, pharmacological activity or pharmacokinetics, or a similar clinical study prescribed by the Regulatory Authorities, from time to time, pursuant to applicable Law or otherwise and that satisfies the requirements set forth in 21 C.F.R. § 312.21(a) (or the non-U.S. equivalent thereof).
1.75    “Prior CDA” has the meaning set forth in Section 11.6 (Prior Confidentiality Agreements).
1.76    “Product Trademarks” means the Trademark(s) to be used by CAMP4 or its Affiliates or its or their respective Sublicensees or by OPKO or its Affiliates or permitted sublicensees, in each case, in connection with the Exploitation of Licensed Products in the Territory and any registrations thereof or any pending applications relating thereto in the Territory (excluding, in any event, any trademarks, service marks, names or logos that include any corporate name or logo of the Parties or their Affiliates).
1.77    “Proposing Party” has the meaning set forth in Section 2.2(a) (New Applications).
1.78    “Publication” has the meaning set forth in Section 11.4 (Technical Publication).
1.79    “Regulatory Approval” means, with respect to a particular country or other jurisdiction and product, marketing authorization granted by the applicable Regulatory Authority in such country to Commercialize such product, including, where applicable, (a) pricing or reimbursement approval in such country or other jurisdiction, and (b) pre-

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***]
and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto).
1.80    “Regulatory Approval Application” means a New Drug Application filed with the FDA as described in 21 C.F.R. § 314 or any equivalent or corresponding application for Regulatory Approval (including for any applicable pricing and reimbursement approval) in any country or regulatory jurisdiction other than the U.S.
1.81    “Regulatory Authority” means, with respect to a particular country or jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approvals of pharmaceutical products in such country or jurisdiction.
1.82    “Regulatory Materials” means Regulatory Approval Applications, investigational new drug applications, clinical trial applications, submissions, notifications, communications, correspondence, registrations, Regulatory Approvals or other filings made to, received from or otherwise conducted with a Regulatory Authority to Exploit a Licensed Product in a particular country or jurisdiction.
1.83    “Royalty Bearing Product” means, on a Licensed Product-by-Licensed Product basis, with respect to a Licensed Product and each country in the Territory, any Licensed Product that is Covered by a Valid Claim included in any OPKO Patent Right at the time any share issuance or payment is owed pursuant to Sections 7.1, 7.3, 7.4(a) or 7.4(b) or at any time prior to or at the time of the First Commercial Sale with respect to payments owed pursuant to Section 7.5.
1.84    “Royalty Payments” has the meaning set forth in Section 7.5(a) (Royalty Rates).
1.85    “Royalty Rate” has the meaning set forth in Section 7.5(a) (Royalty Rates).
1.86    “Royalty Report” has the meaning set forth in Section 7.5(b) (Royalty Reports and Payments).
1.87    “Royalty Term” means, with respect to each country in the Territory, the period commencing on the First Commercial Sale of a Royalty Bearing Product in such country, and ending upon the latest to occur of: (a) the expiration, invalidation, or abandonment date of the last Patent Right included in the OPKO Patent Rights Covering such Royalty Bearing Product in such country; or (b) 10 years from First Commercial Sale of such Royalty Bearing Product in such country.
1.88    “Sales Milestone Event” has the meaning set forth in Section 7.4(b) (Sales Milestone Payments).
1.89    “Sales Milestone Payment” has the meaning set forth in Section 7.4(b) (Sales Milestone Payments).
1.90    [***]
1.91    “Sublicensee” means any Third Party to whom CAMP4 grants a sublicense of the rights granted to it under Section 2.1(b) (Sublicense Rights). Distributors, wholesalers, retailers, or other Third Party contractors engaged by or on behalf of CAMP4 to perform its obligations or exercise its rights under this Agreement on a fee-for-service basis, in each case, will not be considered Sublicensees.
1.92    “Subscription Agreement” has the meaning set forth in Section 7.2 (Equity Consideration).
1.93    “Term” has the meaning set forth in Section 12.1 (Term).

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***]
1.94    “Terminated Product” has the meaning set forth in Section 12.3(c) (Process for Termination).
1.95    “Terminated Region” has the meaning set forth in Section 12.3(c) (Process for Termination).
1.96    “Territory” means all countries worldwide.
1.97    “Third Party” means any individual, corporation, partnership, limited liability company, trust, unincorporated association, Governmental Authority, or other entity or body other than OPKO or CAMP4 or an Affiliate of either of them.
1.98    “Third Party Claim” has the meaning set forth in Section 8.6 (Third Party Claim).
1.99    “Trademark” means any word, name, symbol, color, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo, business symbol or domain names, whether or not registered.
1.100    “U.S.” means the United States of America, including all possessions and territories thereof.
1.101    “Valid Claim” means a claim of (a) any issued and unexpired patent whose validity, enforceability, or patentability has not been affected by any of the following: (i) lapse, abandonment, revocation, dedication to the public, or disclaimer; or (ii) a holding, finding, or decision of invalidity, unenforceability, or non-patentability; or (b) a pending patent application that is filed and prosecuted in good faith and no more than [***] years have elapsed from its earliest priority date.
ARTICLE 2
LICENSES
2.1    Licenses.
(a)    OPKO License Grants to CAMP4.
(i)    OPKO, on behalf of itself and its Affiliates, hereby grants to CAMP4 and its Affiliates an exclusive (even as to OPKO), royalty-bearing, worldwide, license, with the right to grant and authorize sublicenses through multiple tiers in accordance with Section 2.1(b) (Sublicense Rights), under the OPKO Technology to Exploit the Licensed Compounds and Licensed Products in the Exclusive Field in the Territory. OPKO shall take any necessary action to cause its Affiliates to grant the license described in this Section 2.1(a) (OPKO License Grants to CAMP4).
(ii)    OPKO, on behalf of itself and its Affiliates, hereby grants to CAMP4 and its Affiliates a non-exclusive, royalty-bearing, worldwide, license, with the right to grant and authorize sublicenses through multiple tiers in accordance with Section 2.1(b) (Sublicense Rights), under the OPKO Technology to Exploit the Licensed Compounds and Licensed Products in the Non-Exclusive Field in the Territory. OPKO shall take any necessary action to cause its Affiliates to grant the license described in this Section 2.1(a) (OPKO License Grants to CAMP4).
(b)    Sublicense Rights. CAMP4 may grant sublicenses of the rights granted to it under Section 2.1(a) (OPKO License Grant to CAMP4) through multiple tiers to any Third Party. Each such sublicense will be consistent with the terms of this Agreement and will require such Sublicensee to comply with all applicable

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***]
terms of this Agreement. To the extent possible, CAMP4 shall notify OPKO as soon as practicable about any such sublicense and identify the terms thereof.
(c)    [***].
2.2    New Applications.
(a)    If after the [***] anniversary of the Effective Date, a Third Party (“Proposing Party”) notifies OPKO that it desires to obtain a license under the OPKO Technology with respect to [***] for exploitation in a particular indication in one or more countries in the Territory, but for which indication [***] are not, at such time, under Development by CAMP4 (each, a “New Application”), then OPKO may give written notice to CAMP4 of the Proposing Party’s proposal and shall include in such notification the identity of the Proposing Party and a description of the proposed New Application, including the indication and country(ies) proposed by the Proposing Party.
(b)    CAMP4 shall have [***] days from receipt of the notice from OPKO regarding the New Application to give OPKO written notice stating whether CAMP4 elects to [***].
(c)    If CAMP4 elects to [***] pursuant to clause (b), CAMP4 shall provide to OPKO [***]. [***] thereafter, CAMP4 will [***] of this Agreement.
(d)    If CAMP4 elects to [***], either upon initial notification from OPKO or in connection with the [***], OPKO may [***]. If the Proposing Party requests a [***], then CAMP4 shall have [***] with such Proposing Party or any other Third Party.
(e)    If CAMP4 [***] then [***]. If OPKO determines that the [***], then OPKO shall have [***], and provided further that [***].
2.3    Non-Compete. Notwithstanding anything to the contrary in this Agreement, including [***] , during the Term, [***], and will [***], directly or indirectly, [***] (or [***] to do any of the foregoing) (collectively, [***]). If OPKO or any of its Affiliates undergoes a Change of Control with a Third Party, then OPKO will not be in breach of this Section 2.3, and such Third Party may, after such Change of Control, continue to conduct then ongoing [***], or commence the conduct of, the [***] with respect to Competitive Products that would otherwise constitute a breach of this Section 2.3 as long as: (A) no OPKO Technology or Confidential Information of CAMP4 is used by or on behalf of OPKO or its Affiliates in connection with any subsequent development, manufacture or commercialization of such Competitive Products, and (B) OPKO and its Affiliates institute commercially reasonable technical and administrative safeguards to ensure the requirements set forth in the foregoing clause (A) are met, including by creating “firewalls” between the personnel working on such Competitive Products and the personnel working or having worked on the Licensed Compounds and Licensed Products or having access to data from activities performed under this Agreement or Confidential Information of OPKO.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***]
ARTICLE 3
LICENSED PRODUCT DEVELOPMENT
3.1    Overview. CAMP4 will, at [***], lead and have sole control over and decision-making authority for all Development activities for the Licensed Products in the Field in the Territory.
3.2    Development Diligence and Responsibilities. CAMP4 will, either directly or by or with an Affiliate or a Sublicensee, use Commercially Reasonable Efforts to Develop a Licensed Product in the Field in the Territory.
3.3    Technology Exchange and Use. After the Effective Date, pursuant to the technology transfer plan attached hereto as Schedule 3.3 (Technology Transfer Plan), OPKO will (or will cause its applicable Affiliate or, if applicable, Third Parties to), at [***], disclose and make available to CAMP4 or its designee, in whatever form CAMP4 may reasonably request, all OPKO Know-How, and any other Know-How Covered by any OPKO Patent Right, including all OPKO Know-How required to Manufacture the Licensed Compounds and Licensed Products, and any inventory of Licensed Compounds existing as of the Effective Date. Thereafter, OPKO will, at [***], disclose and make available to CAMP4 or its designee, in whatever form CAMP4 may reasonably request, any additional OPKO Know-How or other Know-How Covered by any OPKO Patent Right that arises during the Term. In addition, and without prejudice to the generality of [***] obligations of [***] under Section 4.1 (Overview) or the foregoing transfer obligations of OPKO, if CAMP4 reasonably requests that OPKO’s representatives visit CAMP4’s facilities for the purposes of (a) transferring to CAMP4 or its designee, the OPKO KnowHow, or other Know-How, (b) CAMP4 or its designee acquiring expertise on the practical application of the OPKO Know-How or such Know-How, or (c) otherwise assisting CAMP4 or its designee with issues arising during Exploitation of the Licensed Compounds or Licensed Products or the use of the OPKO Know-How or such Know-How, then in each case ((a) – (c)), OPKO will send appropriate representatives to CAMP4’s facilities, and [***] associated with such visit.
3.4    Development Reports. [***], CAMP4 will provide OPKO with a written report that sets forth a summary and timeline for all ongoing and planned Development activities for the Licensed Products for the next [***] period, and a high level summary of any material clinical results obtained by CAMP4 during the preceding [***] period. Such reports will be Confidential Know-How of CAMP4 and subject to the terms of ARTICLE 11 (Confidentiality).
ARTICLE 4
MANUFACTURING AND SUPPLY
4.1    Manufacturing. Commencing on the Effective Date, CAMP4 will have the exclusive right to Manufacture and supply Licensed Compounds and Licensed Products itself or through one or more Affiliates or Third Parties selected by CAMP4 in its sole discretion.

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ARTICLE 5
REGULATORY MATTERS
5.1    Regulatory Responsibilities. Commencing on the Effective Date, CAMP4 will be the sponsor of, lead, and have sole control over and decision-making authority for, at [***], preparing, filing, obtaining, and maintaining Regulatory Approvals for the Licensed Compounds and Licensed Products in the Territory and conducting all associated regulatory activities and communications for the Licensed Compounds and Licensed Products in the Field in the Territory. Ownership of all right in and to all Regulatory Approvals directed to any Licensed Compound or Licensed Product in each country of the Territory will be held in the name of CAMP4 or its Affiliate, designee, or Sublicensee.
5.2    Cooperation. Upon CAMP4’s reasonable request, OPKO will provide CAMP4 with reasonable assistance and cooperation to enable CAMP4 to obtain Regulatory Approval for a Dravet Product in the Territory. Without limiting the foregoing, as requested by CAMP4, at CAMP4’s expense, OPKO will provide [***] to CAMP4 in preparing regulatory filings for a Dravet Product in the Territory and make information Controlled by OPKO or its Affiliates available to CAMP4 to the extent necessary or useful in connection with such regulatory filings. Upon CAMP4’s reasonable request and at [***], OPKO will support the Development of a Dravet Product in the Territory by providing Regulatory Authorities with access to, and the right to audit, any data or other Know-How and associated documents that are in OPKO’s Control and are relied on by CAMP4 in its regulatory filings for a Dravet Product.
5.3    Notification of Threatened Action. OPKO will immediately notify CAMP4 of any information it receives regarding any threatened or pending action, inspection or communication by or from any Regulatory Authority that may affect or otherwise relate to the Development, Commercialization, or Regulatory Approval of a Licensed Compound or Licensed Product in the Territory.
ARTICLE 6
COMMERCIALIZATION
6.1    Commercialization Diligence. Following receipt of Regulatory Approval of a Licensed Product in a country in the Territory, CAMP4 will, either directly or by or with an Affiliate or a Sublicensee, use [***] to Commercialize such Licensed Product in the Field in such country.
6.2    Responsibility for Commercialization in the Territory. CAMP4 will [***] and [***] and [***] for, at [***], Commercialization of the Licensed Products in the Field in the Territory.
6.3    Commercialization Updates. CAMP4 will provide OPKO with an annual report summarizing its Commercialization activities for the Licensed Products in the Field in the Territory. Such reports will be Confidential Know-How of CAMP4 and subject to the terms of ARTICLE 11 (Confidentiality).
ARTICLE 7
COMPENSATION
7.1    Upfront Consideration. Within 10 days of the Effective Date, CAMP4 will pay OPKO a one-time up-front fee of $1,500,000.
7.2    Equity Consideration. Within 10 days of the Effective Date, CAMP4 will issue to OPKO 3,373,008 shares (the “Initial Shares”) of CAMP4’s Series A Prime Preferred Stock pursuant to, and in accordance with the terms and conditions of, a Subscription Agreement in substantially the form attached hereto as Schedule 7.2

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(Subscription Agreement) (the “Subscription Agreement”). Additional shares of CAMP4’s preferred stock will be issued in the following amounts (“Contingent Shares”) within [***] days of the following (each a “Contingent Milestone Event”) events: (i) following the [***] that is a [***], 5,782,299 shares (which number of shares shall be appropriately adjusted in the event of any stock dividend, stock split, recapitalization, consolidation or combination) of CAMP4’s Series A Prime Preferred Stock (or such number of shares of any class or series of capital stock of CAMP4 into which such Series A Prime Preferred Stock has been converted or exchanged prior to the occurrence of the Contingent Milestone Event at the exchange ratio at which such Series A Prime Preferred Stock has been so converted or exchanged), or (ii) following [***] that is a [***], 1,082,248 shares (which number of shares shall be appropriately adjusted in the event of any stock dividend, stock split, recapitalization, consolidation or combination) of CAMP4’s Series A Prime Preferred Stock (or such number of shares of any class or series of capital stock of CAMP4 into which such Series A Prime Preferred Stock has been converted or exchanged prior to the occurrence of the Contingent Milestone Event at the exchange ratio at which such Series A Prime Preferred Stock has been so converted or exchanged). Contingent Shares, if any, will be issued pursuant to a subscription agreement in substantially the form as the Subscription Agreement or such other customary documentation requested by the CAMP4. If CAMP4 has undergone a Change of Control prior to the time that CAMP4 has become obligated to issue the Contingent Shares, then OPKO will be entitled to receive the consideration that it would have received in such Change of Control transaction if it had held the Contingent Shares immediately prior to such Change of Control. If the first Contingent Milestone Event is [***], then the amount of Contingent Shares to be issued upon [***] shall be [***] issued in the [***]. Notwithstanding the foregoing, if the [***], no [***] for any Other Product.
7.3    Annual License Fee. Solely in the event that no IND-enabling study has been initiated with respect to any Non-Dravet Product prior to the [***] anniversary of the Effective Date [***] a fee of [***] within [***] days of such date and within [***] days of [***] anniversary of the Effective Date until any such study is initiated; provided that, [***] may elect not to pay such [***] fee [***], either when initially owed or at any such [***] anniversary, and upon written notice of such election to OPKO, then all licenses and other rights granted to CAMP4 pursuant to Section 2.1(a) (OPKO License Grant to CAMP4) with respect to Non-Dravet Products will terminate.
7.4    Milestone Payments.
(a)    Development Milestone Payments. CAMP4 will pay to OPKO the following one-time Development milestone payments in accordance with the procedure set forth in Section 7.4(c) (Notice; Payment) after the first achievement by or on behalf of CAMP4 or its Affiliates of the milestone events as set forth in Table 7.4(a) below (each, a “Development Milestone Event”). Each milestone payment set forth in Table (a) (each, a “Development Milestone Payment”) is payable once for Dravet Products (i.e., the first time the milestone event is achieved for a Royalty Bearing Product that is a Dravet Product) and once for each Other Product (i.e., the first time the milestone event is achieved for each Royalty Bearing Product that is an Other Product). The maximum Development Milestone Payments payable under this Section (a) (Development Milestone Payments) is $3,500,000 for Dravet Products that are Royalty Bearing Products, and $4,000,000 for each Other Product that is a Royalty Bearing Product.

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Table 7.4(a) – Development Milestones
Development Milestone Event	Development Milestone Payments for Dravet Products that are Royalty Bearing Products	Development Milestone Payments for each Other Product that is a Royalty Bearing Products
(i) [***]	[***]	[***]
(ii) [***]	[***]	[***]

(b)    Sales Milestone Payments. CAMP4 will pay to OPKO the following one-time, sales milestone payments in accordance with the procedure set forth in Section 7.4(c) (Notice; Payment) after the end of the first Calendar Year in which the sales milestone events set forth in Table 7.4(b) below are achieved (each, a “Sales Milestone Event”). Each sales milestone payment set forth in Table (b) (each, a “Sales Milestone Payment”) is payable once for Dravet Products (i.e., the first time the milestone event is achieved for the Royalty Bearing Products that are Dravet Products) and once for each Other Product (i.e., the first time the milestone event is achieved for each Royalty Bearing Product that is an Other Product). The maximum net sales milestone amount payable under this Section (b) (Sales Milestone Payments) is $90,000,000 for Dravet Products that are Royalty Bearing Products, $90,000,000 for each Other Product that is a Royalty Bearing Product.

Table 7.4(b) –Sales Milestones
Sales Milestone Event	Sales Milestone Payment for Dravet Products that are Royalty Bearing Products	Sales Milestone Payment for each Other Product that is a Royalty Bearing Product
(i) Calendar Year Net Sales of Royalty Bearing Products in the Territory greater than [***]	[***]	[***]
(ii) Calendar Year Net Sales of Royalty Bearing Products in the Territory greater than [***]	[***]	[***]
(iii) Calendar Year Net Sales of Royalty Bearing Products in the Territory greater than [***]	[***]	[***]

(c)    Notice; Payment. CAMP4 will provide OPKO with written notice upon the achievement of each milestone events set forth in this Section 7.4 (Milestone Payments), such written notice to be provided (a) with respect to any Development Milestone Event, within [***] days after such achievement and (b) with respect to any Sales Milestone Event, within [***] days of the end of the Calendar Year in which such milestone event is

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first achieved. Following receipt of such written notice, OPKO will promptly invoice CAMP4 for the applicable milestone and CAMP4 will make the appropriate milestone payment within [***] days after receipt of such invoice.
7.5    Royalty Payments.
(a)    Royalty Rates. On a Royalty Bearing Product-by-Royalty Bearing Product and country-by-country basis, during the Royalty Term for such Royalty Bearing Product in such country, CAMP4 will pay to OPKO [***] of all Royalty Bearing Products (the “Royalty Rate”, and such payments, the “Royalty Payments”), subject to adjustment as set forth in Section 7.6 (Royalty Payment Adjustments).
(b)    Royalty Reports and Payments. Within [***] days following the end of each Calendar Quarter, commencing upon the first Calendar Quarter in which the First Commercial Sale of Royalty Bearing Product is made anywhere by CAMP4 or its Affiliate or Sublicensee in the Territory, CAMP4 will provide OPKO with a report of the Net Sales of each Royalty Bearing Product in each country or other jurisdiction in the Territory during the applicable Calendar Quarter and a calculation of the amount of the Royalty Payment due on such Net Sales for such Calendar Quarter (the “Royalty Report”). [***], CAMP4 will pay in Dollars the Royalty Payment due to OPKO under Section 7.5 (Royalty Payments) with respect to Net Sales by CAMP4, its Affiliates and Sublicensees for such Calendar Quarter.
7.6    Royalty Payment Adjustments.
(a)    [***] for Lack of Valid Claims. Notwithstanding Section 7.5 (Royalty Payments), on a Royalty Bearing Product-by-Royalty Bearing Product and country-by-country basis, if, during the Royalty Term for a Royalty Bearing Product in a country in the Territory, such Royalty Bearing Product sold in such country is not Covered by a Valid Claim included in the OPKO Patent Rights in such country, then the Royalty Payments payable to OPKO for such Royalty Bearing Product in such country during such Royalty Term will be [***] of the amount otherwise payable under Section 7.5 (Royalty Payments).
(b)    [***] for Third Party Enabling Technology.
(i)    In the event that CAMP4 makes any payment to any Third Party in consideration for a grant of rights (whether by acquisition or license) under any Patent Rights or Know-How that is necessary or reasonably useful in order to Exploit any Royalty Bearing Product in the Territory, then CAMP4 may [***] of such payment(s) from the [***] otherwise payable under this ARTICLE 7 (Compensation). Notwithstanding the foregoing, in the event that CAMP4 becomes a direct licensee of the intellectual property rights licensed to OPKO under the [***], then CAMP4 shall be entitled to [***] under any such direct license [***] under this ARTICLE 7 (Compensation) after all other permitted [***] have been applied to such payments under this Agreement, and the limitation on [***] described in Section 7.6(d) [***] shall not apply to any [***] pursuant to this sentence.
(ii)    All financial and other obligations, including royalties, due from OPKO to any Third Parties pursuant to any agreement to which OPKO is a party as of the Effective Date for or in respect of the OPKO Technology, the Licensed Compounds, or Licensed Product(s) (including [***]) will be the [***].
(c)    [***] for Generic Entry. If, on a Royalty Bearing Product-by-Royalty Bearing Product and country-by-country basis, a Generic Product with respect to a Royalty Bearing Product is sold in a country, then the Royalty Payments payable to OPKO for such Royalty Bearing Product in such country will be [***] of the amount [***] under Section 7.5 (Royalty Payments).

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(d)    [***]. Notwithstanding any provision to the contrary herein, under no circumstances will the combined effect of all [***] under Sections 7.6(a) ([***] for Lack of Valid Claims), 7.6(b) ([***] for Third Party Enabling Technology), and 7.6(c) ([***] for Generic Entry) on a country-by-country and Royalty Bearing Product-by- Royalty Bearing Product basis, [***] the effective Royalty Payments [***] under this Agreement for any Calendar Year below [***] of the Royalty Payments that would otherwise be payable pursuant to Section 7.5 (Royalty Payments) for such Royalty Bearing Product in such country; provided that CAMP4 may [***] permitted in accordance with this Section 7.6 (Royalty Payment Adjustments), and may [***] Royalty Payments [***] in any subsequent Calendar Quarter until the amount of [***].
7.7    Upfront Payment Share. CAMP4 will pay to OPKO the applicable percentage set forth in Table 7.7 below of any upfront payments received by CAMP4 or its Affiliates in consideration for (a) the grant by CAMP4 or its Affiliate of a sublicense under CAMP4’s rights in the OPKO Technology solely with respect to one or more Non-Dravet Products, or (b) the assignment of CAMP4’s rights and obligations solely with respect to Non-Dravet Products under this Agreement in accordance with Section 14.5 (Assignment), where such sublicense or assignment is executed prior to the [***], and excluding any portion of such upfront payment that is expressly designated (including in a corresponding budget) in the applicable sublicense or assignment as an [***] of Development activities [***] for Licensed Products.

Table 7.7 – Upfront Payment Share
Investment Status	Upfront Payment Percentage
If, at the time the applicable sublicense or assignment is executed, CAMP4 and its Affiliates have invested [***] in the Non-Dravet Products that are subject to such sublicense or assignment	[***]%
If, at the time the applicable sublicense or assignment is executed, CAMP4 and its Affiliates have invested [***] in the Non-Dravet Products that are subject to such sublicense or assignment	[***]%
7.8    Foreign Exchange. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), a Party will convert any amount expressed in a foreign currency into Dollar equivalents using its or its Affiliate’s or Sublicensee’s standard conversion methodology consistent with GAAP.
7.9    Payment Method; Late Payments. CAMP4 will make all payments due hereunder in Dollars to OPKO by check or wire transfer of immediately available funds into an account designated by OPKO. Any late payment by CAMP4 will bear interest, to the extent permitted by applicable Law, at an [***] or the highest rate permitted by applicable Law (whichever is lower), computed from the date such payment was due until the date CAMP4 makes the payment.
7.10    Records. CAMP4 will keep (and will ensure that its Affiliates and, with respect to CAMP4, Sublicensees keep) such records as are required to determine, in accordance with GAAP, and this Agreement, the sums or credits due under this Agreement, including Net Sales. CAMP4 will retain all such books, records and accounts until three years after the end of the period to which such books, records, and accounts pertain.
7.11    Audits. OPKO may have a nationally recognized, independent certified public accountant, acceptable to CAMP4, access and examine during normal business hours, and upon at least 30 days’ prior written notice, only those records of CAMP4 (and its Affiliates, as applicable) retained pursuant to Section 7.10 (Records) as may be reasonably necessary to determine, with respect to any Calendar Year ending not more than three years before OPKO’s request, the correctness or completeness of any report or payment made under this Agreement. Prior to commencing its work pursuant to this Agreement, any such independent certified public accountant conducting an

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***]
audit will enter into an appropriate and reasonable confidentiality agreement with CAMP4 pursuant to this Section 7.11 (Audits). The foregoing right of review may be exercised only once in any one-year period and only once with respect to each such periodic report and payment. Such accountant will disclose only whether the reports are correct or not, and the specific details concerning any discrepancies. No other information will be shared and such results will be subject to ARTICLE 11 (Confidentiality). If the audit report concludes that additional amounts were owed by CAMP4, then CAMP4 will pay the additional amounts within [***] days after the date on which such audit report is delivered to both Parties, [***] or the highest rate permitted by applicable law, computed from the date the underpayment was made until the date of payment to OPKO of the underpayment. If the audit report concludes that excess payments were made by CAMP4, then CAMP4 may withhold such amounts from any payment that is owed by CAMP4 to OPKO under this Agreement. [***] will [***] of the performance of any such audit, unless such audit discloses [***] of the amount due, in which case [***] will [***] of such audit. The results of such audit will be [***].
7.12    Taxes.
(a)    Taxes on Income. Each Party will pay all taxes imposed on its share of income arising directly or indirectly from the efforts of, or the receipt of any payment by, such Party under this Agreement.
(b)    Tax Withholding. If any taxes are required to be withheld by CAMP4 with respect to an amount payable to OPKO pursuant to this Agreement, then CAMP4 will: (i) withhold such taxes from the payment made to OPKO; (ii) timely remit the withheld taxes to the proper taxing authority; (iii) send evidence of the payment to OPKO; (iv) send the applicable tax withholding certificates to OPKO; and (v) reasonably assist OPKO in its efforts to obtain a refund of, or credit for, such tax payment in accordance with Section 7.12(c) (Tax Cooperation). Any amount actually withheld and remitted by CAMP4 to a taxing authority pursuant to this Section 7.12(b) (Tax Withholding) will be treated for all purposes of this Agreement as paid to OPKO. No amount will be withheld, or a reduced amount will be withheld, as applicable, if, in accordance with Section 7.12(c) (Tax Cooperation), OPKO furnishes CAMP4 with the necessary tax forms and other documents prescribed by applicable Law a reasonable time prior to the date the applicable payment is due and such forms or document identify that the relevant payment is exempt from tax or subject to a reduced tax rate (as applicable). In the event that a Governmental Authority retroactively determines that a payment made by CAMP4 to OPKO pursuant to this Agreement should have been subject to withholding or similar (or to additional withholding or similar) taxes, and CAMP4 remits such withholding or similar taxes to such Governmental Authority, including any interest and penalties that may be imposed thereon (together with the tax paid, the “Amount”), then CAMP4 may invoice OPKO for the Amount (which will be payable by OPKO no later than 60 days after its receipt of such invoice), provided that CAMP4 has provided documentation to OPKO evidencing the requirement for payment and payment by CAMP4. If OPKO fails to pay the Amount as provided in the foregoing, then CAMP4 may withhold the Amount from any of CAMP4’s future payment obligations under this Agreement or pursue reimbursement of the Amount by any other available remedy.
(c)    Tax Cooperation. CAMP4 agrees to cooperate with OPKO and to use reasonable efforts to reduce or eliminate tax withholding or similar obligations in respect of the upfront payment, Royalty Payments, milestone payments and other payments made by CAMP4 to OPKO under this Agreement. OPKO will provide CAMP4 with any tax forms that may be reasonably necessary in order for CAMP4 not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty a reasonable time prior to the date the applicable payment is due. CAMP4 will provide OPKO with reasonable assistance to enable the recovery, as permitted by Law, of withholding taxes, value added taxes or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of OPKO.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***]
7.13    No Joint Venture. For clarity, notwithstanding the Royalty Payments described in Section 7.5 (Royalty Payments), the Parties acknowledge that they are not sharing any losses arising from the Parties’ performance of their respective obligations or exercise of their respective rights under this Agreement and nothing in this ARTICLE 7 (Compensation) will be interpreted or construed to create an association, joint venture or partnership between the Parties.
ARTICLE 8
INTELLECTUAL PROPERTY MATTERS
8.1    Ownership of Existing Know-How and Patent Rights. As between the Parties, all Know-How and Patent Rights Controlled by a Party prior to the Effective Date or conceived, discovered, developed, or otherwise made separate and apart from this Agreement, will be owned by the Party Controlling such Know-How and Patent Rights.
8.2    Ownership of Sole Inventions. [***] will own [***], whether or not [***] in the course of conducting its activities under this Agreement, together with all intellectual property rights therein.
8.3    Inventorship. Except as otherwise set forth in this Agreement, inventorship of patentable inventions conceived, discovered, developed, or otherwise made during the performance of activities pursuant to this Agreement will be determined in accordance with U.S. patent laws.
8.4    Prosecution of Patent Rights.
(a)    CAMP4 Responsibility. Within [***] days following the Effective Date, as between the Parties, CAMP4 will assume responsibility for and control of the preparation, filing, prosecution, and maintenance of the OPKO Patent Rights in the Territory. As between the Parties, [***] in connection with the preparation, filing, prosecution, or maintenance of any OPKO Patent Rights.
(b)    CAMP4 Abandonment. If CAMP4 decides to abandon any OPKO Patent Right in the Territory, then CAMP4 will provide OPKO with prompt written notice of such decision and OPKO may thereafter be responsible for the prosecution and maintenance of such OPKO Patent Rights at [***]. Such Abandoned or transferred patent will no longer be within the licensed OPKO Patent Rights.
(c)    Cooperation. With respect to all OPKO Patent Rights, the Parties will work together to effectively transfer the patent docket prosecution and maintenance responsibilities within the OPKO Patent Rights to the Prosecuting Party and will solicit the other Party’s comments prior to filing any OPKO Patent Rights in the Territory, including by providing the other Party copies of all patent filings and all material communications to and from the relevant patent authority sufficiently in advance of submitting such filings or responses so as to allow a reasonable opportunity for the other Party to review and comment thereon, and the prosecuting Party will consider the other Party’s reasonable comments with respect thereto in good faith. Each Party will provide the other Party reasonable assistance and cooperation in the patent preparation, filing, prosecution and maintenance efforts provided in this Section 8.4 (Prosecution of Patent Rights), including executing any other required documents or instruments for such prosecution. [***] per Calendar Year or as [***], CAMP4 shall provide a report of the pending and issued patent docket along with a schedule of maintenance fee payments due and made during such Calendar Year for the OPKO Patents.
(d)    Patent Right Term Extensions and Patent Right Listings. CAMP4 will be responsible for making decisions regarding patent term extensions, supplementary patent protection certificates, and any other extensions that are now or become available in the future, wherever applicable, for any and all OPKO Patent Rights

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in the Territory. CAMP4 will have the sole right to make all filings with Regulatory Authorities in the Territory with respect to all OPKO Patent Rights, including as required or allowed (i) in the U.S., in the FDA’s Orange Book, and (ii) outside the U.S., under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents.
8.5    Patent Right and Know-How Enforcement in the Territory
(a)    Notification. If either Party becomes aware of any existing or threatened infringement of any of OPKO Patent Right in the Field in the Territory by a Third Party with respect to a Licensed Compound or Licensed Product (including any generic version thereof) or the Exploitation of any product that is competitive with a Licensed Product (“Competitive Infringement”), then such Party will promptly notify the other Party in writing to that effect. For the avoidance of doubt, the term “Competitive Infringement” includes any counterclaims alleging that an OPKO Patent Right is invalid or unenforceable or that a product or process does not infringe or misappropriate an OPKO Patent Right.
(b)    Enforcement Rights. For any Competitive Infringement, OPKO will share with CAMP4 all information available to it regarding such actual or alleged infringement. As between the Parties, with respect to OPKO Patent Rights, CAMP4 will have the first right, but not obligation, to bring an appropriate suit or other action against any Person engaged in such Competitive Infringement, and OPKO will take appropriate actions to enable CAMP4 to commence such suit or take such actions. If CAMP4 fails to commence enforcement of the OPKO Patent Rights against a Competitive Infringement within a period of 90 days after a request from OPKO to do so, then OPKO may commence a suit or take action to enforce such OPKO Patent Rights against such Competitive Infringement; provided that, if CAMP4 notifies OPKO during such 90day period that it is electing in good faith not to institute any proceeding to enforce any OPKO Patent Rights against such Competitive Infringement for strategic reasons intended to maintain the commercial value of the relevant OPKO Patent Rights or any Licensed Compound or Licensed Product Covered thereby or relating thereto, then OPKO will not have the right to initiate and control any proceeding to enforce such OPKO Patent Rights against such Competitive Infringement. OPKO will not settle any claim, suit, or action that it brought under Section 8.5(b) (Enforcement Rights) with respect to OPKO Patent Rights in any manner that imposes any costs or liability on, or involves any admission by, CAMP4 or reduces the scope, validity or enforceability of any OPKO Patent Right.
(c)    Collaboration. Each Party will provide to the enforcing Party reasonable assistance in such enforcement, at such [***], including joining such action as a party plaintiff if required by applicable Law to pursue such action in accordance with this Section 8.5 (Patent Right and Know-How Enforcement in the Territory). The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts, will reasonably consider the other Party’s comments on any such efforts. The non-enforcing Party may obtain separate representation in such matter by counsel of its own choice and at its own expense, but such Party will at all times cooperate fully with the enforcing Party.
(d)    Expenses and Recoveries.
(i)    The enforcing Party bringing a claim, suit, or action under Section 8.5(b) (Enforcement Rights) will [***] by such Party, or [***], as a result of such claim, suit, or action or as a result of any counterclaims relating to such claim, suit, or action.
(ii)    If the enforcing Party [***] with respect to any [***] pursuant to Section 8.5(b) (Enforcement Rights) and [***] in such claim, suit, action, or counterclaim thereof, then such recovery will be allocated [***] incurred by the Parties [***], and any remaining amounts will be [***] in the following [***]:[***].

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(iii)    If the enforcing Party is [***] with respect to any OPKO Patent Rights pursuant to Section 8.5(b) (Enforcement Rights) and [***] in such claim, suit, action, or counterclaim thereof that are related to [***], such recovery will be allocated [***] by the Parties in such litigation, and any [***].
8.6    Third Party Claims. Subject to the indemnification rights or obligations of a Party under ARTICLE 10 (Indemnification), if a Licensed Product used or sold by CAMP4 or its Affiliates or Sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of a Patent Right (each such claim or assertion a “Third Party Claim”) granted by a jurisdiction within the Territory, then CAMP4 will have the [***] such Third Party Claim at [***]. OPKO will, [***], reasonably assist CAMP4 in such defense, including assisting with document collection and production and cooperating with all discovery requests, and will at all times cooperate fully with CAMP4.
8.7    Trademarks. CAMP4 will have the [***] right to determine and own all Product Trademarks to be used with respect to the Exploitation of the Licensed Products in the Territory. CAMP4 will own all rights, title, and interests in and to all Product Trademarks in the Territory. OPKO will not, and will not permit its Affiliates to, (a) use in their respective businesses, any Trademark that is confusingly similar to, misleading, or deceptive with respect to or that dilutes any (or any part) of any Product Trademarks, and (b) do any act that endangers, destroys, or similarly affects, in any respect, the value of the goodwill pertaining to the Product Trademarks. OPKO will not, and will not permit its Affiliates to, attack, dispute, or contest the validity of or ownership of any Product Trademark anywhere in the Territory or any registrations issued or issuing with respect thereto.
ARTICLE 9
REPRESENTATIONS AND WARRANTIES; COVENANTS
9.1    Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows, as of the Effective Date:
(a)    Corporate Existence. It is a company or corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it was incorporated or formed;
(b)    Corporate Power, Authority, and Binding Agreement. It has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder. It has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms, subject to enforcement of remedies under applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies;
(c)    No Conflict. The execution and delivery of this Agreement, the performance of such Party’s obligations hereunder and the rights, licenses, and sublicenses to be granted pursuant to this Agreement (i) do not and will not conflict with or violate any requirement of Law; (ii) do not and will not conflict with or violate the certificate of incorporation, by-laws or other organizational documents of such Party; (iii) do not and will not conflict with, violate, breach, or constitute a material default under any contractual obligations of such Party or any of its Affiliates; and (iv) neither Party is under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder;

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(d)    No Consents. No authorization, consent, or approval of a Third Party, nor any license, permit, exemption, of or filing or registration with or notification to any court or Governmental Authority is or will be necessary for the (i) valid execution, delivery or performance of this Agreement by either Party; or (ii) the consummation by each Party of the transactions contemplated hereby;
(e)    Other Rights. Neither Party nor any of their respective Affiliates is a party to or otherwise bound by any oral or written contract or agreement that will result in any other person obtaining any interest in, or that would give to any other person any right to assert any claim in or with respect to, any of such Party’s rights under this Agreement; and
(f)    No Debarment. None of such Party’s employees, consultants or contractors:
(i)    is debarred under Section 306(a) or 306(b) of the FD&C Act or by the analogous Laws of any Regulatory Authority;
(ii)    has, to such Party’s knowledge, been charged with, or convicted of, any felony or misdemeanor within the ambit of 42 U.S.C. §§1320a-7(a), 1320a-7(b)(l)-(3), or pursuant to the analogous Laws of any Regulatory Authority, or is proposed for exclusion, or the subject of exclusion or debarment proceedings by a Regulatory Authority; and
(iii)    is excluded, suspended or debarred from participation, or otherwise ineligible to participate, in any U.S. or non-U.S. healthcare programs (or has been convicted of a criminal offense that falls within the scope of 42 U.S.C. §1320a-7 but not yet excluded, debarred, suspended or otherwise declared ineligible), or excluded, suspended or debarred by a Regulatory Authority from participation, or otherwise ineligible to participate, in any procurement or non-procurement programs.
9.2    Additional Representations and Warranties of CAMP4CAMP4 represents and warrants to OPKO as follows, as of the Effective Date:
(a)    Capitalization; Valid Issuance. CAMP4 has an authorized capitalization as set forth in the capitalization table shared with OPKO on the day hereof, and all the outstanding shares of capital stock of CAMP4 have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of CAMP4 were issued in violation of the preemptive or other similar rights of any security holder of CAMP4. The Initial Shares and Contingent Shares have been duly authorized and, when issued and delivered in accordance with this Agreement for the consideration expressed herein will be validly issued, fully paid and nonassessable and will be free and clear of all liens, charges and encumbrances of any nature whatsoever except for restrictions on transfer under this Agreement and under applicable Federal and state securities laws.
9.3    Additional Representations and Warranties of OPKO. OPKO represents and warrants to CAMP4 as follows, as of the Effective Date:
(a)    OPKO Patent Rights Title; Encumbrances. (i) It is the sole and exclusive owner of, and Controls, the entire right, title and interest in the Patent Rights listed on Schedule 1.66 (OPKO Patent Rights), Part I (the “Owned Patent Rights”) and has no rights or interest in any Patent Rights that would be included in the OPKO Patent Rights but for OPKO not Controlling such Patent Rights; (ii) it is the sole and exclusive licensee of, and Controls, the Patent Rights listed on Schedule 1.66 (OPKO Patent Rights), Part II (the “In-Licensed Patent Rights”), in each case ((i) and (ii)), free and clear from any mortgages, pledges, liens, security interests, options, conditional and installment sale agreements, encumbrances, charges, or claims of any kind; (iii) the Owned Patent

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Rights and In-Licensed Patent Rights constitute all Patent Rights owned, Controlled, or held for use by OPKO or its Affiliates that are necessary or reasonably useful to Exploit the Licensed Compounds or any Licensed Product in the Territory; (iv) no Third Party has taken any action before any patent or trademark office (or similar Governmental Authority) alleging that any of the OPKO Technology is invalid or unenforceable or that, if successful, would render any of the OPKO Technology invalid or unenforceable; and (v) OPKO is entitled to grant the licenses specified herein.
(b)    OPKO Know-How. It owns or Controls the OPKO Know-How and has the right to grant the licenses under the OPKO Know-How to CAMP4 on and the terms set forth in this Agreement and has no rights or interest in any Know-How that would be included in the OPKO Know-How but for OPKO not Controlling such Know-How. OPKO has the right to use and disclose (in each case, under appropriate circumstances of confidentiality) the OPKO Know-How free and clear of any mortgages, pledges, liens, security interests, options, conditional and installment sale agreements, encumbrances, charges, or claims of any kind.
(c)    Notice of Infringement or Misappropriation. OPKO has not received written notice and is not aware of any claim or threatened claim nor, to OPKO’s knowledge, is there any basis for any non-asserted claim or threatened claim, that (i) any Exploitation of Licensed Product by OPKO before the Effective Date infringed or misappropriated the intellectual property rights of a Third Party in the Territory or (ii) the practice of the OPKO Technology licensed to CAMP4 under this Agreement infringes or misappropriates, would infringe or misappropriate, or would otherwise conflict or interfere with, any intellectual property rights of any Third Party;
(d)    Prosecution and Maintenance of OPKO Patent Rights. The OPKO Patent Rights are being diligently prosecuted in the respective patent offices in the Territory in accordance with applicable Law, and the OPKO Patent Rights have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment;
(e)    Pending Patent Right Applications. In respect of the pending patent applications included in the OPKO Patent Rights, OPKO and its Affiliates have submitted all relevant references, documents, and information of which it and the inventors are aware to the relevant patent examiner at the relevant patent office;
(f)    Inventors. Each of the Patent Rights listed on Schedule 1.66 (OPKO Patent Rights) properly identifies each and every inventor of the claims thereof as determined in accordance with the Laws of the jurisdiction in which such Patent Right is issued or such application is pending;
(g)    Infringement by Third Parties. No claim is pending, and OPKO and any of its Affiliates and, to OPKO’s knowledge, any Third Party collaborator, has not received from a Third Party notice of a claim or threatened claim to the effect that any granted Patent Rights within the OPKO Technology licensed to CAMP4 under this Agreement is invalid or unenforceable;
(h)    Compliance with Laws. OPKO has complied in all respects with all Laws in connection with the prosecution of the OPKO Patent Rights, including the duty of candor owed to any patent office pursuant to such Laws;
(i)    No Grant of Rights. Except pursuant to the License Agreement dated February 21, 2018 by and between Roche Innovation Center Copenhagen A/S and OPKO, neither OPKO nor any of its Affiliates has granted any rights with respect to the OPKO Technology or any Licensed Compound or Licensed Product in the Exclusive Field in the Territory (including by granting any covenant not to sue with respect thereto) to any Person other than the rights granted to CAMP4 pursuant to this Agreement;

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(j)    No Unauthorized Use. Neither OPKO nor any of its Affiliates has received any written notice of any unauthorized use, infringement, or misappropriation by any Person, including any current or former employee or consultant of OPKO or any of its Affiliates, of the OPKO Technology or any Licensed Compound or Licensed Product;
(k)    Assignment. Each Person who has or has had any rights in or to any Owned Patent Rights or any OPKO Know-How has assigned and has executed an agreement assigning its entire right, title, and interest in and to such Owned Patent Rights and OPKO Know-How to OPKO;
(l)    [***]. The [***] represents all written agreements [***].
(m)    Third Party Confidentiality. To OPKO’s knowledge, no Third Party has any OPKO Know-How in its possession or Control that is not subject to continuing obligations of confidentiality owed to OPKO or any of its Affiliates, and to OPKO’s knowledge, no breach of such confidentiality has been committed by any Third Party;
(n)    Good Practices. The Development and Manufacture of Licensed Product has been carried out in accordance with all applicable Laws in all material respects, including GLP, GCP and GMP, as applicable;
(o)    Regulatory Matters. Except as disclosed on Schedule 9.3 (OPKO Disclosures), OPKO has not filed any Regulatory Materials with any Regulatory Authority with respect to the Licensed Products. OPKO also has not had any formal communications with Regulatory Authorities in any country in the Territory about the potential approval path for the Licensed Products and has not received any formal guidance or correspondence related thereto;
(p)    Third Party Payments. Other than pursuant to the [***], there are [***] that will be required to be [***] as a result of the Exploitation of the Licensed Compounds or Licensed Products that arise out of any agreement to which OPKO or any of its Affiliates is a party or, to OPKO’s knowledge, at all;
(q)    Material Facts. OPKO has furnished or made available to CAMP4 or its agents or representatives all (i) information requested by CAMP4, (ii) material reports, applications, statements, documents, registrations, filings, notifications, amendments, supplements and submissions required to be filed under applicable Laws, and (iii) notices of adverse findings, notices of inspectional observations, audit reports, establishment inspection reports, statements of deficiency, or warning or untitled letters issued to OPKO, each as received from any Governmental Authority, and any other documents received from any Governmental Authority that state, describe, or allege a lack of compliance with any applicable Laws or other regulatory requirements, in each case ((i) through (iii)), concerning the Licensed Compounds, the Licensed Products, and the OPKO Technology.
9.4    Covenants.
(a)    No Violation. Neither OPKO nor any of its Affiliates will enter into any obligation to any Person, contractual or otherwise, that, by its terms, directly conflicts with or is inconsistent with in any material respect of the terms of this Agreement or would materially impede the fulfillment of OPKO’s obligations hereunder.
(b)    OPKO Technology. OPKO and its Affiliates will (i) maintain (A) exclusive ownership and Control of all OPKO Technology owned by OPKO or its Affiliates at any time during the Term and (B) Control of all OPKO Technology in-licensed by OPKO or its Affiliates at any time during the Term, and (ii) not assign,

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transfer, encumber, or otherwise grant any Third Party any rights with respect thereto that would conflict with, limit the scope of, or adversely affect the rights granted to CAMP4 under this Agreement.
(c)    [***].
9.5    No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, AND OTHER THAN IN CIRCUMSTANCES CONSTITUTING FRAUD, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY, AND ALL SUCH ADDITIONAL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.
ARTICLE 10
INDEMNIFICATION
10.1    Indemnification by OPKO. OPKO will, at its sole expense, defend, indemnify, and hold CAMP4, and its Affiliates and their respective officers, directors, employees, consultants, and agents (the “CAMP4 Indemnitees”) harmless from and against any and all damages, losses, liabilities, taxes, costs, expenses (including court costs and reasonable attorneys’ fees and expenses), and recoveries (collectively, “Losses”) arising from claims, suits, and proceedings brought by Third Parties (collectively, “Claims”) arising from or relating to (a) the breach of any of OPKO’s obligations under this Agreement, including OPKO’s representations and warranties, covenants, or agreements, (b) the Development, Commercialization, Manufacture, or other Exploitation of the Licensed Compounds or Licensed Products in the Territory by or on behalf of OPKO or any OPKO Indemnitee prior to, during, or after the Term, or (c) the willful misconduct or grossly negligent acts of OPKO or any OPKO Indemnitee. The foregoing indemnity obligation will not apply (i) to the extent that such Claims or Losses arise out of or result from the fraud, gross negligence or willful misconduct of CAMP4 or its Affiliates, or any related breach by CAMP4 of its representations, warranties, or covenants hereunder; or (ii) to Claims or Losses for which CAMP4 has an obligation to indemnify OPKO pursuant to Section 10.1 (Indemnification by OPKO).
10.2    Indemnification by CAMP4. CAMP4 will, at its sole expense, defend, indemnify and hold OPKO and its Affiliates and their respective officers, directors, employees, consultants, and agents (the “OPKO Indemnitees”) harmless from and against any and all Losses arising from Claims arising from or relating to (a) the breach of any of CAMP4’s obligations under this Agreement, including CAMP4’s representations and warranties, covenants, or agreements, (b) the Development, Commercialization, Manufacture, or other Exploitation of the Licensed Products by or on behalf of CAMP4 or its Affiliates or its or their respective Sublicensees, or (c) the willful misconduct or grossly negligent acts of CAMP4 or any CAMP4 Indemnitee. The foregoing indemnity obligation will not apply (i) to the extent that such Claims or Losses arise out of or result from the fraud, gross negligence or willful misconduct of OPKO or its Affiliates, or any related breach by OPKO of its representations, warranties, or covenants hereunder; or (ii) to Claims or Losses for which OPKO has an obligation to indemnify CAMP4 pursuant to Section 10.1 (Indemnification by OPKO).
10.3    Indemnification Procedures. The Party claiming indemnity under this ARTICLE 10 (Indemnification) (the “Indemnified Party”) will give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) [***] after learning of such Claim or Loss; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless (and then only to the extent that) the Indemnifying Party is prejudiced thereby. The Indemnified Party will provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s

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expense, in connection with the defense of a Claim for which indemnity is being sought. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, except as otherwise set forth in Section 8.6 (Third Party Claim) with respect to infringement Claims, the Indemnifying Party may control and conduct the defense of the Claim with counsel of its choice. The Indemnifying Party will not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, unless the settlement involves only the payment of money and includes a complete release of claims for the Indemnified Party. The Indemnified Party will not settle or compromise any such Claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume and conduct the defense of the Claim within [***] days after receipt of written notice thereof from the Indemnified Party, then (a) the Indemnified Party may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, but will obtain any consent (not to be unreasonably withheld) from, the Indemnifying Party in connection therewith) and (b) the Indemnifying Party will remain responsible to indemnify the Indemnified Party as provided in this ARTICLE 10 (Indemnification).
10.4    Limitation of Liability. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES OR LOST PROFITS, LOST REVENUES, OR LOST BUSINESS, ARISING FROM OR RELATING TO THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES OR WHETHER SUCH PARTY SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 10.4 (LIMITATION OF LIABILITY) IS INTENDED TO LIMIT OR RESTRICT (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 10.1 (INDEMNIFICATION BY OPKO) OR 10.2 (INDEMNIFICATION BY CAMP4), (B) DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS IN ARTICLE 11 (CONFIDENTIALITY), (C) DAMAGES AVAILABLE FOR OPKO’S BREACH OF SECTION 2.3, (D) DAMAGES AVAILABLE FOR OPKO’S BREACH OF ANY REPRESENTATIONS OR WARRANTIES CONTAINED IN SECTION 9.3(a) (OPKO PATENT RIGHTS TITLE; ENCUMBRANCES) OR 9.3(f) (INVENTORS) OR (E) DAMAGES ARISING FROM A PARTY’S FRAUD, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR OMISSION.
10.5    Insurance. Within [***] days after the Effective Date, each Party will procure, and will maintain during the Term and for a period of at least two years after the last commercial sale of any Licensed Product for which it is responsible hereunder, and at its cost, reasonable insurance with a reputable solvent insurer against liability and other risks associated with its activities contemplated by this Agreement in an amount appropriate for its business and products of the type that are the subject of this Agreement, and for its obligations under this Agreement. Notwithstanding the foregoing, such obligation may be satisfied by a program of self-insurance.
ARTICLE 11
CONFIDENTIALITY
11.1    Confidentiality. Each Party agrees that, during the Term and for a period of [***] years thereafter, it and its Affiliates will keep confidential and will not publish or otherwise disclose and will not use for any purpose other than to exercise its rights or perform its obligations under this Agreement any Confidential Information furnished to it or its Affiliate by the other Party or its Affiliate pursuant to this Agreement, except to the extent expressly authorized by this Agreement or as otherwise agreed to in writing by the Parties. Each Party will further require its Affiliates, and its and their respective directors, officers, employees, agents, consultants, sublicensees, contractors, partners, acquirors, assignees, and distributors who receive the other Party’s Confidential

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Information to agree, in writing, to be bound by duties and obligations of confidentiality and non-use no less stringent than those contained in this Section 11.1 (Confidentiality).
Notwithstanding the obligations set forth in Section 11.1 (Confidentiality), a Party or its Affiliate may disclose the other Party’s Confidential Information and the terms of this Agreement to the extent:
(a)    such disclosure is reasonably necessary (i) for the filing, prosecuting, enforcing, or defending Patent Right rights as contemplated by this Agreement; (ii) to comply with the requirements of Regulatory Authorities with respect to obtaining and maintaining Regulatory Approval of a Licensed Product or submission of information to tax or other Governmental Authorities; (iii) for prosecuting or defending litigation as contemplated by this Agreement; or (iv) complying with applicable Law;
(b)    such disclosure is reasonably necessary to its officers, directors, employees, agents, consultants, contractors, licensees, sublicensees, attorneys, accountants, sources of debt or equity financing, insurers, or licensors who need to know such information in order for such Party to perform its obligations or exercise its rights under this Agreement; provided that, in each case, the disclosees are bound by written obligations of confidentiality and non-use no less stringent than those of this Agreement with a reasonable duration based on customary terms;
(c)    such disclosure is reasonably necessary to any bona fide potential or actual investor, acquiror, merger partner, or other financial or commercial partner or such Third Parties’ advisors or representatives for the sole purpose of evaluating an actual or potential investment, acquisition, or other business relationship; provided that, in each case, the disclosees are bound by written obligations of confidentiality and non-use no less stringent than to those of this Agreement with a reasonable duration based on customary terms, and provided, further, that in the case of any such disclosure of Confidential Information to any actual or potential competitor of either Party, all competitively sensitive information (including, for the avoidance of doubt, all financial information) herein will be redacted until, subject to applicable Laws, the execution of a definitive agreement with such actual or potential competitor to implement a transaction with the receiving Party is imminent; or
(d)    such disclosure is reasonably necessary to comply with applicable Laws, including regulations promulgated by applicable security exchanges, court order, administrative subpoena, or other order.
Notwithstanding the foregoing, if a Party or its Affiliate is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 11.1(a) or 11.1(d) (Authorized Disclosures), then such Party will (i) promptly notify the other Party of such required disclosure, (ii) give the other Party an opportunity to seek confidential treatment and, upon the other Party’s request, such Party and its Affiliates will use reasonable efforts to obtain, or to assist the other Party in obtaining, a protective order preventing or limiting the required disclosure, and (iii) if the other Party is unsuccessful in its efforts pursuant to subsection (ii), disclose only that portion of the Confidential Information that such Party is legally required to disclose.
11.2    Secrecy of OPKO Know-How. Without limiting the generality of Section 11.1 (Confidentiality) and notwithstanding any provision to the contrary set forth in this Agreement, during the Term, OPKO will protect, and will cause, to the extent applicable, its Affiliates, and its and their respective officers, directors, employees, and agents to protect, the secrecy and confidentiality of the OPKO Know-How and unpublished Patent Rights using at least the same degree of care as it uses to prevent the disclosure of its own other confidential information of like importance and in any event a reasonable duty of care.
11.3    Residual Knowledge. Notwithstanding any provision to the contrary set forth in this Agreement, Confidential Information will not include any knowledge, technique, experience, or Know-How that is retained in

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the unaided memory of any authorized representative of the receiving Party after having access to such Confidential Information.
11.4    Technical Publication. Neither OPKO nor any of its Affiliates will submit for publication, publish or present an abstract or presentation (each of the foregoing, a “Publication”) relating to any Licensed Compound or Licensed Product without prior review and written approval by CAMP4.
11.5    Publicity; Terms of Agreement.
(a)    Terms of Agreement. The Parties agree that the existence and terms of this Agreement are the Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth in this Section 11.5 (Publicity; Terms of Agreement).
(b)    Required Disclosures. The Parties acknowledge that either or both Parties may be obligated to file under Laws a copy of this Agreement with the U.S. Securities or other Governmental Authorities. Each Party may make such a required filing and will use reasonable efforts to request confidential treatment of the commercial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available to such Party under applicable Law. In the event of any such filing, each Party will provide the other Party with a copy of this Agreement marked to show provisions for which such Party intends to seek confidential treatment and will reasonably consider and incorporate the other Party’s comments thereon to the extent consistent with the legal requirements and provided within five Business Days after provision of such copy (or such shorter period of time as may be required to comply with applicable Law), with respect to the filing Party, governing disclosure of material agreements and material information that must be publicly filed.
11.6    Prior Confidentiality Agreements. CAMP4 and OPKO are each parties to that certain Mutual Confidentiality Agreement by and among the Parties dated February 24, 2021 (the “Prior CDA”). This Agreement, including this ARTICLE 11, will supersede the Prior CDA and all Confidential Information disclosed pursuant to the Prior CDA will be considered Confidential Information under this Agreement and subject to the obligations set forth in this ARTICLE 11.
11.7    Unauthorized Use. If either Party becomes aware or has knowledge of any unauthorized use or disclosure of the other Party’s Confidential Information, then it will promptly notify the other Party of such unauthorized use or disclosure.
ARTICLE 12
TERM AND TERMINATION
12.1    Term. This Agreement becomes effective on the Effective Date, and, unless sooner terminated as specifically provided in this Agreement, continues in effect on a Licensed Product-by-Licensed Product and country-by-country basis until the expiration of the Royalty Term for a Licensed Product in a country and expires in its entirety upon the expiration of the Royalty Term for the last Licensed Product in the last country in the Territory (the “Term”).
12.2    Termination for Convenience by CAMP4. CAMP4 may terminate this Agreement in its entirety or on a Licensed Product-by-Licensed Product or country-by-country basis upon [***] days’ prior written notice to OPKO.
12.3    Termination for Breach.

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(a)    Notice. If a Party materially breaches this Agreement with respect to a Licensed Product or country in the Territory (other than any obligations to make any payments due under this Agreement) (the “Breaching Party”), then the other Party (the “Non-Breaching Party”) may give written notice to the Breaching Party identifying such material breach in reasonable detail (a “Default Notice”) and the Breaching Party will cure such material breach within [***] days after delivery of the Default Notice, provided that if such material breach is not reasonably capable of cure within such [***]-day period and if the Breaching Party continues to use reasonable efforts to cure such material breach, then the [***] day cure period will be automatically extended for an additional [***] days, or such [***].
(b)    Process for Disputes. If a Non-Breaching Party provides a Default Notice to the Breaching Party pursuant to Section 12.3(a) (Notice) as a result of a material breach (or alleged material breach) then, on or before the end of the cure period therefor, either Party will have the right to refer the matter to the designated executive officer of OPKO and the designated executive officer of CAMP4 (or their respective designees) (the “Executive Officers”) pursuant to Section 13.1 (Referral of Disputes to Parties Executive Officers) before terminating this Agreement in accordance with the process set forth in Section 12.3(c) (Process for Termination). The cure period set forth in Section 12.3(a) (Notice) will be tolled during the pendency of such dispute, and all of the terms of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder.
(c)    Process for Termination. If the material breach is so cured within the remainder of the cure period, whether without or after the procedure set forth in Section 12.3(b) (Process for Disputes), then this Agreement will remain in full force and effect. If (i) the material breach is not cured within the remainder of the cure period or settled pursuant to Section 12.3(b) (Process for Disputes) and (ii) OPKO is the Non-Breaching Party, then, within [***] days after the end of such cure period, the Non-Breaching Party will send written notice to the Breaching Party advising of the termination of this Agreement with respect to all or a portion of the Territory, as the case may be, in accordance with this Section 12.3(c) (Process for Termination), or if CAMP4 is the Non-Breaching Party, advising OPKO of its election provided in this Section 12.3(c) (Process for Termination), and such termination (or such other election, if applicable) will be effective upon the Breaching Party’s receipt of such written notice. Notwithstanding any provision to the contrary set forth in this Agreement, if an uncured material breach by CAMP4 relates to one or more countries (but not all countries) and one or more Licensed Products (but not all Licensed Products), then except as provided in the subsequent provisos of this Section 12.3(c) (Process for Termination), OPKO will not have the right to terminate this Agreement in its entirety, but will only have the right to terminate this Agreement with respect to the countries to which such material breach relates. Any region or country (as applicable) with respect to which this Agreement is terminated will be referred to herein as a “Terminated Region” (and if this Agreement is terminated in its entirety, then all countries will be Terminated Regions) and any Licensed Product with respect to which this Agreement is terminated will be referred to herein as a “Terminated Product” (and if this Agreement is terminated in its entirety, then all Licensed Products will be Terminated Products).
(d)     Alternative Remedies to Termination. If OPKO fails to cure its material breach of this Agreement within the applicable time period set forth in Section 12.3(a) and such breach is not settled pursuant to Section 12.3(b) (Process for Disputes), CAMP4 may elect, in lieu of terminating this Agreement as a result of such material breach, the alternative remedy provisions of this Section 12.3(d) (Alternative Remedies to Termination) by providing written notice of such election to OPKO, in which case, this Agreement will continue in full force and effect and (i) the milestone payments under Section 7.4 (Milestone Payments) will be [***] and royalty payments under Section 7.5 (Royalty Payments) will be [***] (after giving effect to all other applicable [***] under Section 7.6 (Royalty Payment Adjustments)), and (ii) CAMP4’s reporting obligations under Section 3.4 (Development Reports) and 6.3 (Commercialization Updates) will terminate. [***].

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12.4    Effect of Expiration or Termination.
(a)    Expiration. Upon expiry of the Term on a country-by-country and Licensed Product-by-Licensed Product basis, all rights and licenses granted by OPKO under this Agreement with respect to such Licensed Product or country will remain in effect in accordance with their terms and will become irrevocable, unrestricted, perpetual, and fully paid up.
(b)    Effects of Termination. Upon the termination of this Agreement in its entirety, on a country-by-country basis or on a Licensed Product-by-Licensed Product basis, then each of the following will apply with respect to such applicable Terminated Region or Terminated Product:
(i)    Termination of CAMP4’s Licenses. As of the effective date of termination of this Agreement with respect to a Licensed Product, all licenses and all other rights granted by OPKO to CAMP4 under Section 2.1(a) (OPKO License Grant to CAMP4) with respect to the Terminated Products will terminate, and CAMP4 shall have no further rights under the OPKO Patent Rights or OPKO Know How to develop, manufacture or market the Terminated Products or any product containing the Terminated Products.
(ii)    Reversion Rights. At OPKO’s written request, CAMP4 [***] under which CAMP4 will:
(A)    transfer to OPKO or OPKO’s designee, [***]: (1) possession and ownership of all governmental or regulatory correspondence, conversation logs, filings and approvals (including all Regulatory Approvals and pricing and reimbursement approvals) in CAMP4’s control and relating solely to the development, manufacture or commercialization of the Terminated Product and all product trademarks then being used in connection with Terminated Product, other than CAMP4’s corporate trademarks; and (2) all safety data and other adverse event data in CAMP4’s Control and relating solely to the Terminated Product. In addition, OPKO shall have the right to purchase all raw materials and ingredients and Terminated Product in CAMP4’S possession or control at the applicable cost of goods of such raw materials, ingredients or Terminated Product. Notwithstanding the foregoing, CAMP4 shall be entitled to sell any completed inventory of Terminated Product which remain on hand as of the date of the termination, and to sell new inventory to the extent necessary to satisfy its contractual and legal obligations, so long as CAMP4 pays to OPKO the royalties applicable to said subsequent sales in accordance with the terms and conditions as set forth in this Agreement; provided that no sales shall be permitted after the expiration of [***] months after the date of termination. CAMP4 will execute all documents and take all such further actions, as may be reasonably requested by OPKO in order to give effect to the preceding sentences as soon as practicable.
(B)    in the event of termination of this Agreement by OPKO [***], CAMP4 will grant to OPKO a royalty-bearing, worldwide, non-exclusive, sublicensable, license under any Know-How conceived, discovered, developed, or otherwise made solely or jointly by or on behalf of by CAMP4 or its Affiliates in the performance of activities under this Agreement to the extent constituting an improvement of the OPKO Know-How, and any Patent Rights Controlled by CAMP4 that Cover such improvement Know-How, solely to the extent necessary or reasonably useful to manufacture, market, sell or use such Terminated Product as it existed as of the effective date of termination, bearing royalties on the worldwide Net Sales of such Terminated Product (including Net Sales by OPKO’s Affiliates and licensees) as set forth below in Table 12.4(b)(ii)(B) and subject to Section 7.9 (Payment Method; Late Payments), 7.10 (Records), 7.11 (Audits) and 7.12 (Taxes), applied mutatis mutandis (replacing references to CAMP4 with OPKO and vice versa):

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TABLE 12.4(b)(ii)(B)
Stage of Applicable Terminated Product at Time of Termination	Royalty Rate as a Percentage (%) of Net Sales [***]	Royalty Rate as a Percentage (%) of Net Sales [***]
Prior to the [***]with respect to such Terminated Product	[***]	[***]
Following the [***] with respect to such Terminated Product	[***]	[***]
(iii)    Return of Confidential Information. Each Party will promptly return to the other Party (or as directed by such other Party destroy and certify to such other Party in writing as to such destruction) all of such other Party’s Confidential Information provided by or on behalf of such other Party hereunder that is in the possession or control of such Party (or any of its Affiliates, or Sublicensees), except that such Party will have the right to retain copies of intangible Confidential Information of such other Party for legal purposes. Notwithstanding any provision to the contrary set forth in this Agreement, the receiving Party of any Confidential Information will not be required to destroy electronic files containing such Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information.
(iv)    Other Remedies. Termination or expiration of this Agreement for any reason will not release either Party from any liability or obligation that already has accrued prior to such expiration or termination, nor affect the survival of any provision hereof to the extent it is expressly stated to survive such termination. Termination or expiration of this Agreement for any reason will not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration.
12.5    Rights in Bankruptcy.
(a)    All rights and licenses now or hereafter granted by OPKO to CAMP4 under or pursuant to this Agreement, including the licenses granted to CAMP4 pursuant to Section 2.1 (Licenses), are, for all purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined in the Bankruptcy Code. Upon the occurrence of any insolvency event with respect to OPKO, OPKO agrees that CAMP4, as CAMP4 of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Without limiting the generality of the foregoing, OPKO and CAMP4 intend and agree that any sale of OPKO’s assets under Section 363 of the Bankruptcy Code will be subject to CAMP4’s rights under Section 365(n), that CAMP4 cannot be compelled to accept a money satisfaction of its interests in the intellectual property licensed pursuant to this Agreement, and that any such sale therefore may not be made to a purchaser “free and clear” of CAMP4’s rights under this Agreement and Section 365(n) without the express, contemporaneous consent of CAMP4. Further, each Party agrees and acknowledges that all payments by CAMP4 to OPKO hereunder, other than the Royalty Payments pursuant to Section 7.5 (Royalty Payments), do not constitute royalties within the meaning of Section 365(n) of the Bankruptcy Code or relate to licenses of intellectual property hereunder. OPKO will, during the term of this Agreement, create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all such intellectual property. OPKO and CAMP4 acknowledge and agree that “embodiments” of intellectual property within the meaning of Section 365(n) include laboratory notebooks, cell lines, product samples and inventory, research studies, and data, regulatory approvals. If (i) a case under the Bankruptcy Code is commenced by or against OPKO, (ii) this Agreement is rejected as provided in the Bankruptcy Code, and (iii) CAMP4 elects to retain its rights hereunder as provided in

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Section 365(n) of the Bankruptcy Code, then OPKO (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) will:
( )    provide to CAMP4 all such intellectual property (including all embodiments thereof) held by OPKO and such successors and assigns, or otherwise available to them, immediately upon CAMP4’s written request. Whenever OPKO or any of its successors or assigns provides to CAMP4 any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Section 12.5(a) (Rights in Bankruptcy), CAMP4 will have the right to perform OPKO’s obligations hereunder with respect to such intellectual property, but neither such provision nor such performance by CAMP4 will release OPKO from liability resulting from rejection of the license or the failure to perform such obligations; and
(i)    not interfere with CAMP4’s rights under this Agreement, or any agreement supplemental hereto, to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity, to the extent provided in Section 365(n) of the Bankruptcy Code.
(b)    All rights, powers, and remedies of CAMP4 provided herein are in addition to and not in substitution for any and all other rights, powers, and remedies now or hereafter existing at law or in equity (including the Bankruptcy Code) in the event of the commencement of a case under the Bankruptcy Code with respect to OPKO. The Parties agree that they intend the following rights to extend to the maximum extent permitted by law, and to be enforceable under Bankruptcy Code Section 365(n):
(i)    the right of access to any intellectual property (including all embodiments thereof) of OPKO, or any Third Party with whom OPKO contracts to perform an obligation of OPKO under this Agreement, and, in the case of the Third Party, which is necessary for the manufacture, use, sale, import, or export of Licensed Products; and
(ii)    the right to contract directly with any Third Party to complete the contracted work.
12.6    Survival. Termination or expiration of this Agreement (either in its entirety or with respect to one (1) or more countries) for any reason will be without prejudice to any rights that will have accrued to the benefit of a Party prior to such termination or expiration. For clarity, termination for breach by either Party under Section 12.3 (Termination for Breach), will not preclude the terminating Party from pursuing all rights and remedies it may have hereunder or at Law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation. Notwithstanding anything to the contrary, the following provisions will survive any expiration or termination of this Agreement: ARTICLE 1 (Definitions), ARTICLE 10 (Indemnification), ARTICLE 11 (Confidentiality), ARTICLE 13 (Dispute Resolution), ARTICLE 14 (Miscellaneous), and Sections 7.8 (Foreign Exchange), 7.9 (Payment Method; Late Payments), 7.10 (Records), 7.11 (Audits), 7.12 (Taxes), 8.1 (Ownership of Existing Know-How and Patent Rights), 8.2 (Ownership of Sole Inventions), 8.4(c) (Cooperation), 8.6 (Third Party Claim) (but with respect to 8.4(c) (Cooperation) and 8.6 (Third Party Claim), solely with respect to actions that are ongoing at the time of such termination), 12.4 (Effect of Expiration or Termination) and 12.6 (Survival). Except as expressly set forth herein, all rights and obligations of the Parties hereunder will terminate on the expiration or termination of this Agreement.
ARTICLE 13
DISPUTE RESOLUTION

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13.1    Referral of Disputes to Parties Executive Officers. In the event of any disputes, controversies or differences between the Parties, arising out of, in relation to, or in connection with this Agreement, including any alleged failure to perform, or breach, of this Agreement, or any issue relating to the validity, construction, interpretation, enforceability, breach, performance, application or termination of this Agreement a (“Dispute”), then, upon the written request of either Party, the Dispute will be first submitted to the Executive Officers of each Party for attempted resolution by good faith negotiations within [***] days. If the Dispute is not resolved within [***] days following the written request for amicable resolution, then (a) if the Dispute is an intellectual property Dispute relating to the validity, enforceability or inventorship of any Patent Right or Trademark rights covering the Manufacture, use, importation, offer for sale, sale or other Exploitation of Licensed Product, then such Dispute will be resolved pursuant to Section 13.6 (Patent Right and Trademark Disputes), and (b) any other Dispute will be resolved pursuant to Section 13.2 (Litigation).
13.2    Litigation. Any unresolved Dispute that was subject to Section 13.1 (Referral of Disputes to Parties Executive Officers) will be brought exclusively in a court of competent jurisdiction, federal or state, located in Delaware and in no other jurisdiction. Each Party hereby irrevocably consents to personal jurisdiction and venue in, and irrevocably agrees to service of process issued or authorized by any such court in any such action or proceeding. The Parties hereby irrevocably waive any objection which they may now have or hereafter have to the laying of venue in the federal or state courts of Delaware in any such action or proceeding, and hereby irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. The Parties hereby agree that any final judgment rendered by any such federal or state court of Delaware in any action or proceeding involving any Dispute, from which no appeal can be or is taken, may be enforced by the prevailing Party in any court of competent jurisdiction.
13.3    Equitable Relief. Notwithstanding any provision to the contrary set forth in this Agreement, in the event of an actual or threatened breach of a Party’s obligations under this Agreement, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis.
13.4    Governing Law. This Agreement and all disputes arising out of or related to this Agreement or any breach hereof are governed by and construed under the Laws of the State of Delaware, without giving effect to any choice of law principles that would require the application of the Laws of a different state. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.
13.5    Waiver of Jury Trial. Each Party hereby waives to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each Party (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver, and (b) acknowledges that it and the other Parties have been induced to enter into this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 13.5 (Waiver of Jury Trial).
13.6    Patent Right and Trademark Disputes. Notwithstanding Section 13.1 (Referral of Disputes to Parties Executive Officers), any Dispute relating to the validity or enforceability of any Patent Right or Trademark rights covering the Manufacture, use, importation, offer for sale, sale or other Exploitation of any Licensed Product will be submitted to a court of competent jurisdiction in the country in which such Patent Right or Trademark rights were granted or arose, and any Dispute relating to inventorship will be resolved based on an independent inventorship analysis under the United States patent law by a patent attorney jointly selected by the Parties, and the Parties hereby agree to be bound by such independent inventorship analysis and will share equally the expenses of such patent attorney.

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ARTICLE 14
MISCELLANEOUS
14.1    Entire Agreement; Amendment. This Agreement, including the Exhibits and Schedules hereto, together with any other documents delivered pursuant hereto or thereto sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions, and understandings between the Parties hereto and thereto and their Affiliates with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof, including the Prior CDA. No subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.
14.2    Force Majeure. Both Parties will be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure; provided that the non-performing Party promptly provides notice of the start and stop of such force majeure event to the other Party. Such excuse will continue for so long as the condition constituting force majeure continues and the non-performing Party takes reasonable efforts to remove the condition as soon as possible. For purposes of this Agreement, force majeure is a condition beyond the reasonable control of the affected Party and without fault of such Party affected, including an act of God, war, civil commotion, terrorist act, epidemic, public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe. Performance will be excused only to the extent of and during the reasonable continuance of such force majeure event. Any deadline or time for performance that falls during or subsequent to the occurrence of any of the force majeure events referred will be automatically extended for a period of time equal to the period of such event. If a force majeure persists for more than 120 days, then the Parties will discuss in good faith the modification of the Parties’ obligations under this Agreement or whether termination of this Agreement (and commercially reasonable terms associated with any such termination) should result to mitigate the delays caused by such force majeure.
14.3    Notices. Any notice required or permitted to be given under this Agreement will be in writing, will specifically refer to this Agreement, and will be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 14.3 (Notices), and will be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by a reputable courier service, or (b) five Business Days after mailing, if mailed by first class certified or registered airmail, postage prepaid, return receipt requested.

If to OPKO:	OPKO Health, Inc. 4400 Biscayne Blvd. Miami, FL 33029 Attn: Steve Rubin, Executive Vice President – Administration

If to CAMP4:	CAMP4 Therapeutics Corporation, Inc. One Kendall Square, Bldg 1400W Suite 300 Cambridge, MA 02139 Attention: David Bumcrot, Chief Science Officer
With a copy to (which will not constitute notice):

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Ropes & Gray LLP 800 Boylston Street, Prudential Tower Boston, MA 02199 Attention: Marc Rubenstein
14.4    No Strict Construction; Interpretation; Headings. The language in this Agreement is to be construed in all cases according to its fair meaning. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person or entity will be construed to include the person’s or entity’s successors and assigns, (f) the words “herein,” “hereof,” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections or Schedules will be construed to refer to Sections or Schedules of this Agreement, and references to this Agreement include all Schedules hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent,” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or,” and (l) references to any Sections include Sections and subsections that are part of the related Section (e.g., a section numbered “Section 2.2” would be part of “Section 2”, and references to “Section 2.2” would also refer to material contained in the subsection described as “Section 2.2(a)”).
14.5    Assignment. This Agreement and the rights and obligations of each Party under this Agreement will not be assignable, delegable, transferable, pledged, or otherwise disposed of by either Party without the prior written consent of the other Party; provided, however, that either Party may assign or transfer this Agreement in whole or in part together with all of its rights and obligations hereunder, without such consent, to (a) an Affiliate or (b) a successor in interest in connection with a Change of Control; provided, that CAMP4 will have the right to terminate its reporting obligations under Section 3.4 (Development Reports) and 6.3 (Commercialization Updates) in the event that OPKO assigns or transfers this Agreement in whole or in part in connection with a Change of Control of OPKO. Any successor or assignee of rights or obligations permitted hereunder will, in writing to the other Party, expressly assume performance of such rights or obligations. Any assignment or attempted assignment by either Party in violation of the terms of this Section 14.5 (Assignment) is null, void, and of no legal effect.
14.6    Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement is a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.
14.7    Further Assurances and Actions. The Parties agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably

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necessary to consummate or implement expeditiously the express purposes and intent contemplated by this Agreement.
14.8    No Third Party Beneficiaries. Except for the rights to indemnification provided for under ARTICLE 10 (Indemnification) above, all rights, benefits and remedies under this Agreement are solely intended for the benefit of OPKO and CAMP4, and except for such rights to indemnification expressly provided pursuant to ARTICLE 10 (Indemnification), no Third Party will have any rights whatsoever to: (a) enforce any obligation contained in this Agreement; (b) seek a benefit or remedy for any breach of this Agreement; or (c) take any other action relating to this Agreement under any legal theory, including actions in contract, tort (including negligence, gross negligence and strict liability), or as a defense, setoff or counterclaim to any action or claim brought or made by the Parties.
14.9    Severability. Each of the provisions contained in this Agreement will be severable, and the unenforceability of one will not affect the enforceability of any others or of the remainder of this Agreement. If any one or more of the provisions of this Agreement, or the application thereof in any circumstances, is held to be invalid, illegal, or unenforceable in any respect for any reason, the Parties will negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement will not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties hereto will be enforceable to the fullest extent permitted by Law. The Parties agree that if a court finds that the scope of any one or more of the provisions contained in this Agreement will, for any reason, be invalid, illegal, excessively broad, unreasonable or unenforceable in any respect, then the court may modify such provision and render it reasonable.
14.10    No Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver, delay or the failure of any Party to enforce or exercise any term, condition or part of this Agreement at any time or in any one or more instances will not be deemed to be or construed as a waiver of the same or any other term, condition or part, nor will it forfeit any rights, power or privilege to future enforcement thereof. No single or partial exercise of any right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by Law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. Except as expressly set forth in this Agreement, all rights and remedies available to a Party, whether under this Agreement or afforded by Law or otherwise, will be cumulative and not in the alternative to any other rights or remedies that may be available to such Party.
14.11    Relationship of the Parties. Neither Party will have any responsibility for the hiring, termination or compensation of the other Party’s employees or for any employee benefits of such employee. No employee or representative of a Party will have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party’s approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, OPKO and CAMP4 will be independent contractors and the legal relationship between the Parties will not constitute a partnership, joint venture, or agency, including for all tax purposes. This Agreement is not a partnership or deemed partnership or an Association of Person (“AOP”) agreement. Nothing in this Agreement will be construed to establish a relationship of partners, AOPs or joint venturers between the Parties. Neither CAMP4 nor OPKO will

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make any statements, representations, or commitments of any kind, or to take any action that is binding on the other, in each case, without the prior consent of the other Party to do so.
14.12    English Language. This Agreement was prepared and executed in the English language, which language governs the interpretation of, and any dispute regarding, the terms of this Agreement.
14.13    Expenses. Each of the Parties will bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and, except as set forth in this Agreement, the performance of the obligations contemplated hereby and thereby.
14.14    Acknowledgments and Representations. Each of the Parties acknowledges and represents that it has been represented by legal counsel regarding its rights and obligations under this Agreement, has participated in the drafting hereof and fully understands the terms and conditions contained herein.
14.15    Counterparts14.16    . This Agreement may be executed in one or more counterparts, each of which is an original, but all of which together constitute one and the same instrument. Each Party may execute this Agreement in Adobe™ Portable Document Format (“PDF”) sent by electronic mail. In addition, PDF signatures of authorized signatories of any Party will be deemed to be original signatures and will be valid and binding, and delivery of a PDF signature by any Party will constitute due execution and delivery of this Agreement.
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In Witness Whereof, the Parties have caused this Agreement to be executed by their duly authorized officers as of the Effective Date.

OPKO Health, Inc.
By:	/s/ Steven D. Rubin
Name: Steven D. Rubin
Title: Executive Vice President - Administration
CAMP4 Therapeutics Corporation
By:	/s/ Josh Mandel-Brehm
Name: Josh Mandel-Brehm
Title: President and CEO
[Signature Page to Exclusive License Agreement]